                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Anson Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

          ANSON BANCORP, INC.


                            211 South Greene Street
                        Wadesboro, North Carolina 28170
                                (704) 694-2122
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Merger Proposed - Your Vote Is Very Important

               Date:   November 30, 1999
               Time:   10:00 a.m.
               Place:  Anson Savings Bank
                       Wadesboro, North Carolina 28170

                 MATTERS TO BE VOTED ON AT THE ANNUAL MEETING:

 .    Approval of the Agreement and Plan of Reorganization and Merger dated
     August 3, 1999 between Uwharrie Capital Corp and Anson Bancorp, Inc.

 .    Election of seven directors for one-year terms

 .    Ratification of appointment of Faulkner & Thompson, P.A. as our independent auditor for the fiscal year ending June 30, 2000

 .    Any other matters that may be properly brought before the Annual Meeting

     The Boards of Directors of Anson Bancorp and Uwharrie Capital have agreed on a merger in which Anson Bancorp will become a wholly owned subsidiary of Uwharrie Capital and then will merge with and into Uwharrie Capital. Thereafter, Anson Bancorp's wholly-owned savings bank subsidiary, Anson Savings Bank, will be a wholly owned subsidiary of Uwharrie Capital.

     In the merger each issued and outstanding share of Anson Bancorp common stock will be exchanged for $17.30 in cash.

     The stockholders of Anson Bancorp may be entitled to dissent from the merger and obtain payment of the fair value of their shares under the provisions of Article 13 of the North Carolina Business Corporation Act.

     The merger with Uwharrie Capital cannot be completed unless our stockholders approve it at the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend the Annual Meeting, please take time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail the proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your proxy card, the effect will be a vote against the merger.

     The other actions taken by our stockholders at the Annual Meeting - the election of seven directors and the ratification of the appointment of Faulkner & Thompson - will be effective until the closing of the merger, if it is approved by our stockholders, or until the 2000 annual meeting if the merger is not approved.

     This Proxy Statement provides detailed information about the proposed merger and the other matters under consideration. We encourage you to read it carefully.


                                       Eugene M. Ward
                                       President and Chief Executive Officer
October 22, 1999                            Anson Bancorp, Inc.

                              ANSON BANCORP, INC.


              PROXY STATEMENT1999 ANNUAL MEETING OF STOCKHOLDERS
                November 30, 1999                      SUMMARY

     This summary, in question and answer format, may not contain all the information that is important to you. For a more complete understanding of the proposed merger between Anson Bancorp, Inc. and Uwharrie Capital Corp, you should read this entire document carefully, as well as the additional documents referred to. "We", "our", "Anson" and the "Company" each refers to Anson Bancorp, Inc. "Uwharrie Capital" refers to Uwharrie Capital Corp, "Anson Savings" or the "Bank" each refers to Anson Savings Bank, Inc., the Company's wholly-owned savings bank subsidiary.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT IS UWHARRIE CAPITAL?

Uwharrie Capital, a North Carolina corporation, is a bank holding company registered with the Board of Governors of Federal Reserve System under the Bank Holding Company Act of 1956. Uwharrie Capital owns all of the outstanding shares of Bank of Stanly, a North Carolina banking corporation. Uwharrie Capital, through Bank of Stanly and its other subsidiaries, Strategic Alliance Corporation, BOS Agency, Inc., Corporate Data Services, Inc. and Strategic Investment Advisors, offers a complete line of banking, investment, insurance and data processing services through its offices in Albemarle, North Carolina.

WHAT ARE THE ANSON'S REASONS FOR THE MERGER?

The financial services industry has changed significantly in recent years. Changes include (1) consolidation of the banking industry through mergers, (2) deregulation of competition among banking, securities and insurance services providers and (3) a trend towards banks and others offering a broad range of different financial services and products to customers. In the future, many expect the extensive use of technology to transform banking services delivery. For these reasons, the Company's Board of Directors developed concerns about the Company's small size and limited resources and its ability to meet the challenges facing it. The Company's Board of Directors was concerned also about its ability to meet its stockholders' expectations. Increasing stockholder values in future years would require significant increases in profitability and growth which would be difficult for the Company to achieve given its small size, current market conditions and increasing consumer demand for sophisticated financial services.

Anson's Board of Directors believes that a merger with Uwharrie Capital at this time is in the best interests of its stockholders. Trident Financial Corporation has advised the Board that Uwharrie Capital's offer of $17.30 per share for the Company's outstanding common stock will result in a return of value that is fair from a financial point of view for the Company's stockholders. Additionally, the Board recognizes that the Bank's customers will benefit from Uwharrie Capital's sophisticated financial services and its commitment to the communities it serves.

WHAT DOES ANSON'S BOARD OF DIRECTORS RECOMMEND?

Anson's Board of Directors has unanimously approved the merger and recommends that Anson stockholders vote FOR the proposal to approve the merger.

WHAT WILL I RECEIVE FOR MY ANSON COMMON STOCK?

Each share of your Anson common stock will be exchanged for $17.30 in cash.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. After the merger is completed you will receive written instructions for exchanging your Anson certificates for cash.

HOW WILL I BE TAXED ON THE MERGER?

We expect that for US federal income tax purposes, you will have gain or loss measured by the difference between your cost or other basis in your shares and the amount of cash received for the shares. You are urged to consult your own tax advisors concerning specific tax consequences of the merger to you.

WHEN WILL THE MERGER BE COMPLETED?

We are working to complete the merger by the end of December 1999 or, at the latest, by January 31, 2000.

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGER?

Either Uwharrie Capital or Anson may terminate the merger agreement and abandon the merger if any of the following occurs:

     .  the merger is not approved by Anson's stockholders;
     .  the merger does not receive regulatory approval;
     . the other party does not satisfy its obligations under the merger agreement; or
     .  the merger is not completed by January 31, 2000

WHEN AND WHERE IS THE ANSON STOCKHOLDER MEETING?

The Annual Meeting of Anson's stockholders to vote on the merger and other matters to be considered at the Annual Meeting will be held at 10:00 a.m. on Tuesday, November 30, 1999 at the Bank's main office, 211 South Greene Street, Wadesboro, North Carolina 28170.

WHO CAN VOTE ON THE MERGER?  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

Holders of Anson common stock at the close of business on October 15, 1999, can vote at the Annual Meeting. The merger must be approved by the holders of a majority of the outstanding shares of Anson common stock. As of October 15, 1999, there were 585,124 shares of the Company's common stock outstanding. Your failure to vote will have the effect of a vote against approval of the merger.

WHAT SHOULD I DO NOW TO VOTE ON THE MERGER AND THE OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING?

Just complete, date, sign and mail your signed proxy card in the enclosed return envelope as soon as possible so your shares can be voted at the Annual Meeting.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker cannot vote your shares with respect to the merger proposal without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Shares that are not voted because you do not instruct your broker effectively will be voted against the merger.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

Yes, you can change your vote at any time before your proxy is voted at the Annual Meeting. There are three ways you can change your vote. First, you can send the Company a written statement that you would like to revoke your proxy. Second, you can send the Company a new proxy card. You should send your revocation or new proxy card to the Company's Secretary at the address on the cover page. Third, you can attend the annual meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

DO ANSON'S OFFICERS OR DIRECTORS HAVE ANY INTERESTS IN THE MERGER?

The Company's officers and directors may have interests in the merger that differ from the interests of Anson's stockholders generally.

DO THE COMPANY'S STOCKHOLDERS HAVE APPRAISAL RIGHTS?

Under North Carolina law, the Company's stockholders may be entitled to dissent from the merger and obtain payment of the fair value of their shares under
Article 13 of the North Carolina Business Corporation Act. A copy of Article 13 is attached to this Proxy Statement as Appendix C.

WHAT REGULATORY APPROVALS ARE REQUIRED?

Uwharrie Capital must receive the approval of the Board of Governors of the Federal Reserve System for the merger and the Company must receive the approval of the Administrator of the Savings Institutions Division, North Carolina Department of Commerce for the merger.

Uwharrie Capital and Anson have filed all the required applications with these regulatory authorities.

DID THE COMPANY USE A FINANCIAL ADVISOR?

In deciding to approve the merger, the Board of Directors considered the opinion of its financial advisor, Trident Financial Corporation, as to the fairness of Uwharrie Capital's offer from a financial point of view. In connection with delivering its opinion, Trident performed a variety of analyses that are described in the Proxy Statement. Trident's fairness opinion is attached as Appendix B to this Proxy Statement. We encourage you to read Trident's analyses and opinion.

CAN THE MERGER AGREEMENT BE AMENDED?

Uwharrie Capital and Anson may by mutual consent amend the merger agreement before completion of the merger. However, once Anson's stockholders approve the merger, any amendment changing the consideration to be paid in the merger must be approved by the stockholders.

WHAT OPTION TO PURCHASE SHARES DID ANSON GIVE TO UWHARRIE?

In connection with the merger, Anson granted Uwharrie Capital the option to purchase 111,173 shares of Anson's common stock at a price of $18.50 per share. Uwharrie Capital may exercise the option upon the occurrence of certain events, including:

 .    Anson entering into a merger, or similar kind of transaction, with any person or entity other than Uwharrie Capital or an affiliate of Uwharrie Capital;
 .    any person or entity acquiring, or having the right to acquire, beneficial ownership of 20% or more of the outstanding Anson common stock; or
 .    a "change in control" of Anson occurring.

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

     These proxy materials are delivered in connection with the solicitation by Anson's Board of Directors of proxies to be voted at the 1999 Annual Meeting of Stockholders and at any adjournment or postponement. You are invited to attend our Annual Meeting on November 30, 1999, at 10:00 a.m., Eastern Time, at the main office of Anson Savings at 211 South Greene Street, Wadesboro, North Carolina. This Proxy Statement and form of proxy are being mailed starting October 22, 1999. The Company's telephone number is (704) 694-2122.

REVOCABILITY OF PROXY

     A proxy may be revoked at any time before its exercise by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid later-dated proxy or (3) voting by ballot at the Annual Meeting. However, if you are a beneficial owner of shares of the Company's outstanding common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

SOLICITATION

     The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by the Company's and the Bank's directors, officers and regular employees in person or by telephone, facsimile transmission or by telegram. We have requested brokerage houses and nominees to forward these proxy materials to the beneficial owners of shares held of record and, upon request, we will reimburse them for their reasonable out-of-pocket expenses.

VOTING AT THE ANNUAL MEETING

     Regardless of how many shares of common stock you own, your vote is important to us. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person.

     You are requested to vote by mail by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided by the Company. You may vote for, against, or withhold authority to vote on any matter to come before the Annual Meeting. The designated proxies will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as follows:

     .  FOR approval of the Agreement and Plan of Reorganization and Merger
        ---
        dated August 3,      1999, between Uwharrie Capital and the Company
        (the "Merger Agreement")
     .  FOR the nominees for election to the Board of Directors named in this
        ---
        Proxy Statement
     .  FOR ratification of the selection of Faulkner & Thompson, P.A. as the
        ---
        Company's independent auditor for the fiscal year ending June 30, 2000

     If instructions are given with respect to some but not all proposals, the proxies will follow the instructions given and will vote FOR the proposals on
                                                         ---
which no instructions are given. If matters not described in this Proxy Statement are presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. We are not now aware of any other matters to be presented except those described in the Proxy Statement. If the Annual Meeting is adjourned, your common stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy instructions.

     You are entitled to vote your common stock if our records showed that you held your shares as of October 15, 1999 (the "Record Date"). At the close of business on the Record Date, a total of 585,124 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote on each matter calling for a vote of stockholders at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Annual Meeting may be adjourned in order to permit the further solicitation of proxies if there is an insufficient number of stockholders present to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Anson common stock entitled to vote is required to approve the Merger Agreement. Because we need a majority of all outstanding Anson shares to vote FOR the Merger Agreement, if you neither submit a proxy nor vote in person at the Annual Meeting, you will, in effect, have voted against the Merger Agreement and Anson's acquisition by Uwharrie Capital. In addition, if you submit a proxy card in which you abstain from voting that also will be, in effect, a vote against the proposal.

     A plurality of the votes cast is required for the election of directors.
As a result, those persons nominated for election as directors who receive the largest number of votes will be elected directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

     The affirmative vote of a majority of the votes cast is required to approve the appointment of Faulkner & Thompson, P.A. Abstentions and broker "non-votes" are not counted for purposes of approving this matter.

                             AVAILABLE INFORMATION

     Anson is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located in Chicago (Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address is (http://www.sec.gov.).

     As described below, this Proxy Statement incorporates by reference documents relating to the Company which are not presented with the Proxy Statement. Copies of those documents (other than exhibits which are not specifically incorporated by reference into such documents) will be provided without charge upon request directed to Eugene M. Ward, President, Anson Bancorp, Inc., 211 South Greene Street, Wadesboro, North Carolina 28170, telephone (704) 694-2122. In order to ensure timely delivery of the documents before the Annual Meeting, any such request should be made by November 23, 1999.

     Uwharrie Capital provided the information contained in the Proxy Statement concerning Uwharrie Capital.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the SEC are incorporated by reference into this Proxy Statement: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, (ii) the description of the Company's common stock contained in its Registration Statement on Form S-1, Registration No. 333-47963 dated March 13, 1998, as amended on May 8, 1998; as each is amended by Anson's subsequent reports filed under the Exchange Act.

     In addition, all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date the Annual Meeting has been finally adjourned shall be deemed to be incorporated by reference herein from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Exchange Act requires that any person who acquires the beneficial ownership of more than 5% of the common stock of the Company notify the SEC and the Company. Following is certain information, as of the Record Date, regarding all persons or "groups", as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's common stock.

                                AMOUNT AND NATURE OF
Name and Address               BENEFICIAL OWNERSHIP/1/   PERCENTAGE OF CLASS/2/
---------------------------    -----------------------   ---------------------
Warren A. Mackey                      57,900                     9.9%
c/o CAI Advisors, Inc.
767 Fifth Avenue, 5th Floor
New York, New York 10153


1 Unless otherwise noted, all shares are owned directly or indirectly by the named individual, by his spouse and minor children, or by other entities controlled by the named individual.

2 Based upon a total of 585,124 shares of common stock outstanding at the Record Date.


Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group (all persons listed are directors of the Company and the Bank).

                                              AMOUNT AND
                                              NATURE OF           PERCENTAGE
                                              BENEFICIAL             OF
NAME AND ADDRESS                              Ownership/1, 2/      Class/3/
---------------------------------------       ---------------     ----------
Preston A. Burns, Chairman                       5,500              0.94%
John J. Crawford, Director                      10,000              1.71%
W. Kenneth Huntley, Director                    10,000              1.71%
Emmett S. Patterson, Director                    2,000              0.34%
John R. Potter, Director                         2,500              0.43%
H. Patrick Taylor, Jr., Director                15,000              2.56%
Eugene M. Ward, Director, President and         10,000              1.71%
 Chief Executive Officer
Other Executive Officers                         7,065              1.21%
                                                ------             ------
All executive officers and directors as a
 group (10 Persons)                             62,065             10.61%

-----------------------------------------

1      Voting and investment power is not shared unless otherwise indicated.

2 Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and minor children, or other entities controlled by the named individuals.

3 Based upon a total of 585,124 shares of Common Stock outstanding at the Record Date.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1999, all of its executive officers and directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.


                                  PROPOSAL 1

                APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

     The following information describes material aspects of the Merger Agreement and the proposed merger of Anson into Uwharrie Capital. The Merger Agreement is attached as Appendix A and you are encouraged to read it in its entirety.

DESCRIPTION OF PROPOSED MERGER

     On August 3, 1999, the Company entered into the Merger Agreement with Uwharrie Capital. The Merger Agreement provides that the Company will merge with and into Anson Heritage, Inc., a North Carolina business corporation created by Uwharrie Capital as a wholly-owned subsidiary to effect the transaction (the "Merger"). Immediately after the Merger, Anson Heritage will merge with and into Uwharrie Capital, resulting in the Bank becoming a wholly-owned savings bank subsidiary of Uwharrie Capital.

At the effective time of the Merger, each outstanding share of the Company's common stock (other than shares held by stockholders who properly exercise "dissenters rights" in accordance with Article 13 of the North Carolina Business Corporation Act (the "NCBCA") as discussed below) will be converted into the right to receive $17.30 in cash.

BACKGROUND OF AND REASONS FOR THE PROPOSED TRANSACTION

     The Company and Its Market Area. The Company is headquartered in Wadesboro, North Carolina. Its sole subsidiary is the Bank, which is a traditional savings institution, with one office in Wadesboro, North Carolina. While the Bank's primary market area is Anson County, North Carolina, it also makes loans to residents of Union, Stanly and Mecklenburg counties in North Carolina from time to time.

     Anson County is largely rural with a population of approximately 25,000, located on the North Carolina/ South Carolina border. Its economy is diversified among agriculture, manufacturing and services. Although the economy is diversified and generally stable, population and household growth, and median and per capita income levels for Anson County are generally lower than comparable levels for North Carolina and the nation, while unemployment levels are generally higher. Management regards the Anson County market area as a low growth area in which there is significant competition among financial services providers for market share. The Company believes that opportunities for future earnings growth in the Bank's home market area are limited in light of these factors.

     The Bank is faced with significant competition from regional and local banks in its own market area and from financial services firms in the larger communities nearby.

     The financial services industry has changed significantly in recent years. Changes include consolidation of banking institutions by mergers, deregulation of competition among banking, securities and insurance services providers, and a trend toward banks and others offering a broad range of different financial services and products to customers. In the future, many expect banking services delivery to be transformed by extensive use of technology.

     In view of the foregoing issues and conditions, the Company's Board of Directors developed concerns about the Company's small size and limited resources and its ability to meet the challenges facing it. See "INFORMATION ABOUT THE COMPANY AND THE BANK -- Market and Dividend Information" for a discussion of the limits on the Company's ability to pay dividends in the future.

     Retention of Financial Advisor and Solicitation of Proposals. In the spring of 1999, the Company began discussions with Trident Financial Corporation ("Trident") regarding the Company's future prospects and in May 1999, the Company retained Trident to serve as the Company's financial advisor. The Company directed Trident to solicit an indication of interest from a bank holding company that had previously expressed an interest in the Company.

During June 1999, Trident contacted the potential acquiror to inquire about its interest in submitting a proposal to acquire the Company, and Trident provided the company with the information requested for review in determining whether to submit a proposal and the terms of any such proposal.

Between the time the potential acquiror was contacted and its subsequent bid, Uwharrie Capital contacted Trident and informed them of its interest in submitting a bid for Anson. Trident then provided Uwharrie Capital with the same information it had provided the potential acquiror.

In response to Trident's solicitation, the potential acquiror presented a written proposal to the Company which provided for an exchange of $17.00 in cash for each of the Company's outstanding shares. Uwharrie Capital offered $17.50 in cash per outstanding share of Anson common stock. Among other terms of the transaction proposed by Uwharrie Capital relating to the Company's management and employees, the proposal included Uwharrie Capital's assumption of the existing employment agreement with Eugene M. Ward, Anson's President, retention of the Company's Board of Directors for one year, the assumption of the Bank's Severance Plan and a "pay-to-stay" bonus for all employees other than Mr. Ward and W. LeGrand Bennett. Uwharrie Capital's proposal was contingent upon satisfactory completion of a review of the Company's and the Bank's assets, corporate records, financial statements and other matters, the negotiation and execution of a definitive agreement and receipt of stockholder approval and regulatory approvals. During the review of Anson's records, Anson was advised that terminating Anson's existing pension plan, as required by Uwharrie Capital, would require the outlay of approximately $200,000. In light of this, Uwharrie Capital revised its proposal to an exchange of $17.30 in cash for each outstanding share of Anson common stock.

     Decision to Negotiate and Enter Definitive Agreement with Uwharrie Capital. Trident made a detailed examination of the Company and its prospects and presented a report to the Board of Directors in July 1999. Trident advised the Board of Directors that its fundamental alternatives were to continue to operate as an independent company, or to combine with another company. Also, Trident assessed the value of the Company's shares in a change of control transaction and advised the Board of Directors of the valuation range. Based on the results of its study, Trident advised the Board of Directors that, if the Company continued to operate under its existing business plan, stockholder values in future years would not achieve a rate of return applicable for investments in financial institutions. The Board of Directors then decided to pursue negotiations with Uwharrie Capital.

     With the assistance of its advisors, Anson negotiated the terms of a definitive agreement with Uwharrie Capital. The Board of Directors met with Trident and legal counsel to consider Uwharrie Capital's final proposal on August 3, 1999.

     At the August 3 meeting, Trident presented to the Board of Directors a detailed financial analysis of Uwharrie Capital's proposal. Among other factors, Trident advised the Board that the consideration proposed by Uwharrie Capital was fair from a financial point of view for the Company's stockholders as determined by Trident's analyses. With Trident's assistance and assistance from legal advisors, the Board of Directors evaluated the financial and market considerations relevant to a decision to recommend to its stockholders approval of the acquisition of Anson by Uwharrie Capital. The terms of the Merger Agreement, including the purchase price, are the result of arm's-length negotiations. At the August 3 meeting, the Board concluded that entering into the Merger Agreement is in the best interests of Anson and its stockholders. The Board's conclusion was based on the directors' consideration of the following factors (without assigning any relative or specific values to any factor):

(i)       the financial terms of the proposed agreement;

(ii) a comparison of the terms of the proposed agreement with comparable transactions in North Carolina and elsewhere;

(iii) information concerning the business, financial condition, results of operations and prospects of Anson and Uwharrie Capital;

(iv) competitive factors and trends toward consolidation in the banking industry;

(v) the review by Anson's Board with its legal and financial advisors of the provisions of the proposed agreement;

(vi) Trident's opinion rendered to Anson's Board that the consideration to be received under the agreement is fair from a financial point of view to Anson's stockholders;

(vii) alternatives to being acquired by Uwharrie Capital, including operating as an independent company, in light of the economic conditions and prospects of Anson and North and South Carolina's banking markets and the competitive environment and the economy generally; and

(viii) the value received by holders of Anson common stock in relation to the historical trading prices, book value and earnings per share of Anson common stock.

     Anson's Board of Directors believes that by becoming a part of a larger organization with greater resources Anson will be able to serve its customers better by providing a broader range of financial services and by joining with an institution that is committed to the region.

     The Board of Directors also considered provisions made for benefits to employees, management and members of the Board. The Board concluded that those terms are fair and reasonable.

     While each member of the Board of Anson individually considered the foregoing and other factors, the Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Board collectively made its determination with respect to the Merger Agreement based on the unanimous conclusion reached by its members, in light of the factors that each of them considered appropriate, that the Merger Agreement is in the best interests of Anson's stockholders.

OPINION OF TRIDENT FINANCIAL CORPORATION

     In May 1999, Anson retained Trident as its financial advisor and engaged Trident to perform a valuation analysis of Anson in an acquisition context and to advise the Board of Directors with regard to strategic alternatives. On July 2, 1999, Trident presented its valuation report (the "Valuation Report") to the Board of Directors.

     On August 3, 1999, Trident met with Anson's Board of Directors to review the proposed terms of the Merger Agreement. At that time, Trident presented a report (the "Fairness Opinion Report") to Anson's Board of Directors summarizing the financial terms of the Merger and providing updated market information with respect to thrift mergers and acquisitions. In addition, Trident rendered its written Opinion to Anson's Board of Directors to the effect that, as of that date, the consideration to be received by Anson's stockholders pursuant to the Merger Agreement was fair from a financial point of view (the "Opinion"). The financial fairness standard employed by Trident in rendering its Opinion was whether such consideration was within the range of the economic values of consideration that companies having the characteristics of Anson and Uwharrie Capital might negotiate in comparable circumstances, not whether the consideration proposed in the Merger Agreement is at or approaching the higher end of such range.

     Trident confirmed and delivered its Opinion to Anson's Board of Directors as of the date of this Proxy Statement that the consideration to be received by the stockholders of Anson in the Merger is fair from a financial point of view, as of such date. A copy of the Opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached to this Proxy Statement as Appendix B. Trident has consented to the inclusion of such Opinion and summaries of the Valuation Report and Fairness Opinion Report in the Proxy Statement that will be circulated to Anson's stockholders.

     TRIDENT'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF ANSON AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY ANSON'S STOCKHOLDERS BASED ON CONDITIONS AS THEY EXISTED AND COULD BE EVALUATED AS OF THE DATE OF THE OPINION. TRIDENT'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ANSON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING, NOR DOES TRIDENT'S OPINION ADDRESS THE UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER. THIS SUMMARY OF TRIDENT'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B. STOCKHOLDERS ARE URGED TO READ TRIDENT'S OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE AND MATTERS CONSIDERED AND THE LIMITS ON THE REVIEW UNDERTAKEN IN RENDERING SUCH OPINION.

     In its review and analysis and in arriving at its Opinion, Trident assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by Anson, or that was publicly available, the accuracy of the representations and warranties of the officers and the employees of Anson with whom Trident held discussions, and the accuracy of the representations and warranties of Anson in the Merger Agreement, and did not attempt independently to verify any such information. Trident further assumed that there are no conditions in the regulatory approvals of the Merger Agreement that will have a material adverse effect upon the contemplated economic benefits of the Merger. The financial information provided to Trident by Anson was of the type normally produced by the management of Anson and reviewed by Anson's Board of Directors at its regular meetings and the Board and management of Anson have represented to Trident that they have no reason to believe that Trident's reliance thereon was unreasonable. Anson's Board, however, did not specifically review the information, assumptions and other information provided by management to Trident for accuracy and completeness. Trident did not conduct a physical inspection of the properties or facilities of Anson, nor did they make or obtain any independent evaluations or appraisals of any of such properties or facilities.

     In conducting its analyses and arriving at its Opinion as expressed herein, Trident considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

(i)       The Merger Agreement;
(ii)      This Proxy Statement;
(iii) Certain publicly available information concerning Anson, including the audited financial statements of Anson for each of the years in the three-year period ended June 30, 1999;
(iv) The historical and current financial condition and results of operations of Anson, including interest income, interest expense, net interest income, net interest margin, interest sensitivity, non-interest expense, earnings, dividends, book value, return on assets, return on equity, capitalization, the amount and type of non-performing assets and the reserve for loan losses;
(v)       The business prospects of Anson;
(vi)      The economy in Anson's market area;
(vii) The historical and current market for Anson's common stock and for the equity securities of certain other companies that Trident believed to be comparable to Anson;
(viii) The nature and terms of certain other acquisition transactions that Trident believed to be relevant; and
(ix) Certain publicly available information with respect to other companies that Trident believed to be comparable to Anson and the trading markets for such other companies' securities.

     Trident also took into account its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, and its knowledge of securities valuation generally. In addition, Trident met with certain officers and employees of Anson to discuss the foregoing, as well as other matters, which it believed relevant to its inquiry. No limitations were imposed by either Anson or its Board or management with respect to the investigation made or procedures followed by Trident. Trident's Opinion necessarily is based upon conditions in existence and subject to evaluation on the respective dates of its Opinion. Trident's Opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by Anson's stockholders in the Merger and does not address Anson's underlying business decision to effect the Merger.

     The summaries set forth below reflect all the material analysis, factors and assumptions considered by Trident and the material valuation methodologies used by Trident in arriving at its Opinion as to fairness described above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Trident believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses without considering all of the analyses, or reviewing the summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Trident's reports and its Opinion. Therefore, the ranges of valuations resulting from any single analysis described below should not be taken to be Trident's view of the actual value of Anson or the combined company. In performing its analyses, Trident made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Anson. The results of the specific analyses performed by Trident may differ from Anson's actual values or actual future results as a result of changing economic conditions, changes in company strategy and policies, as well as a number of other factors. Such individual analyses were prepared to provide valuation guidance solely as part of Trident's overall valuation analysis and the determination of the fairness of the consideration to be paid to Anson's stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Trident's Opinion and presentations to Anson's Board of Directors were among the many factors taken into consideration by Anson's Board of Directors in making its determination to approve the Merger Agreement.

     Trident met or engaged in discussions with the Board of Directors of Anson (or representatives thereof) at various times between May 1999 and July 1999 to present analyses contained in a series of reports that serve as the basis for Trident's Opinion. Two key reports presented by Trident were the Valuation Report dated July 2, 1999 and the Fairness Opinion Report dated August 3, 1999. The following is a brief summary of the Valuation Report presented by Trident to the Board of Directors of Anson on July 2, 1999:

     Financial Analysis of Anson. Trident examined Anson's financial performance for the period June 30, 1997 through March 31, 1999 by analyzing the composition of its balance sheet, adjusting and normalizing its earnings, and calculating a variety of operating and financial ratios for Anson. Trident compared Anson's deposit market share with other financial institutions operating in the same market. Trident also studied the trading market for Anson's common stock and reviewed the performance of the Standard and Poor's 500 Index as well as indices of actively traded banks and thrifts during the last twelve months.

     State of the Market. Trident reviewed the current and historical trading market for thrift and bank equities, and current and historical trends in the acquisition markets for banks and thrifts. Trident focused on the acquisition market for thrifts with particular attention to the segments of the market which it believed to be the most relevant to Anson, such as thrifts of similar size and profitability, thrifts with similar capital structures and asset quality, and thrifts located in the same geographic region.

     Control Valuation of Anson Common Stock. Trident estimated the fair market value of Anson's common stock in a merger. In valuing Anson's common stock, Trident utilized the market approach.

     In the market approach, Trident analyzed certain market pricing ratios (such as price to book value, price to tangible book value, price to assets, and core deposit premium) resulting from fourteen completed thrift merger transactions (the "Guideline Transactions") since January 1, 1995, involving target thrifts with equity/asset levels exceeding 25%. Trident then compared a number of financial ratios for Anson to those of the target thrift institutions and reviewed the pricing ratios of the Guideline Transactions. The price to book value and tangible book value for the fourteen companies ranged from a low of 104% to a high of 140% with a median of 115%. The Price to assets for the Guideline Transactions ranged from 27.8% to 55.7% with a median of 34.0%. The core deposit premium for the Guideline Transactions ranged from 3.6% to 28.5% with a median of 11.4%. Price to earnings was not meaningful for our valuation due to the low profitability of Anson.

     Valuation Conclusions. Trident reviewed the results from the market approach, and after consideration of all relevant facts, reconciled the acquisition value of Anson to be in a range of $16.50 to $18.50 per share resulting in a price to book value and tangible book value range of 101% to 113%, a price to asset range of 38.7% to 43.4%, and a core deposit premium range of .7% to 9.0%.

     Strategic Alternatives. Trident presented a list of the pros and cons of various strategic alternatives open to Anson: (i) remain independent, and (ii) merge with a larger financial institution. Trident projected future trading prices and acquisition values for Anson Common Stock based on an assumed growth rate and profitability level for Anson. Trident also compared the present values and rates of return for remaining independent with the expected present value and rate of return that might be realized in a merger transaction.

     Prospective Acquirors. Trident presented Anson with a list of other financial institutions with operations in North Carolina and South Carolina that it believed to be prospective acquirors. These prospective acquirors were categorized based on Trident's perceived level of interest from the prospective acquiror and "fit" with Anson.

     The following is a summary of the Fairness Opinion Report presented to the Board of Directors of Anson on August 3, 1999:

     Process. Trident briefly reviewed the process that led to the Merger Agreement. Trident presented a list of the financial institutions that were contacted regarding a possible business combination with Anson. Trident then discussed the proposal submitted by one other potential acquiror and Uwharrie Capital. Trident then discussed the proposals submitted by the interested parties and reviewed the respective benefits and risks of each.

     Summary of Proposed Transaction. Trident presented a summary of the financial terms of the Merger and reviewed a time table estimating the time and events necessary to close the deal.

                            ANNOUNCED DEAL PRICING*

                                PRICE/      PRICE/
AT 8/3/99              PRICE/    BOOK     TANG. BOOK     PRICE/    PRICE/
                       SHARE    VALUE       VALUE       EARNINGS   ASSETS
                         $        %           %           LTM        %
                       ------   ------    ----------    --------   ------
Anson Bancshares       $17.30   105.8%      105.8%        62.1      40.6%
* Based on Financial Data as of 3/31/99

     Trident reported that during its investigation, Trident did not discover any conditions that would prevent it from rendering its fairness opinion to Anson's Board of Directors. As discussed above, Trident relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided by Anson.

     Trident, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, and valuations for corporate and other purposes. Trident has extensive experience with the valuation of financial institutions. Trident Securities Inc., an affiliate of Trident, served as the Anson's sales agent in its mutual-to-stock conversion in 1998, and received total fees and commissions of $131,140 for that transaction. In addition, in the ordinary course of business, Trident Securities may trade the securities of Anson for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. The Board of Directors selected Trident as its financial advisor because of its previous experience with Trident, because Trident is a nationally recognized investment banking firm specializing in financial institutions, and because of its substantial experience in transactions similar to the Merger. Trident is not affiliated with the Anson or Uwharrie Capital.

     For its services as financial advisor, Anson paid Trident $5,000 to perform a valuation of Anson and to advise the Board of Directors with regard to strategic alternatives. Anson paid Trident a fee of $20,000 upon execution of the Merger Agreement. An additional fee equal to 2.0% of the aggregate merger consideration, less $25,000, will be payable to Trident upon consummation of the Merger (a balance due of approximately $177,453 based on the total merger consideration and the aforementioned fee structure). Anson has also agreed to reimburse Trident for its reasonable out-of-pocket expenses and to indemnify Trident against certain liabilities, including certain liabilities under federal securities laws.

EXCHANGE OF THE COMMON STOCK FOR CASH

     Stockholders of the Company who are the holders of record of shares of the common stock as of the Effective Time, which is the date and time designated in the Articles of Merger for the Merger, and filed with the North Carolina Secretary of State, receive $17.30 in cash for each share of the common stock held by such stockholders at the Effective Time.

     Based on the 585,124 shares of the common stock outstanding on the Record Date, the total price of the Merger will be approximately $10,122,645 representing $17.30 exchanged for each common share. Uwharrie Capital will provide the consideration for the common stock from cash reserves on hand and other available sources of funds.

     PROMPTLY AFTER THE CONSUMMATION OF THE MERGER, UWHARRIE CAPITAL OR THE COMPANY WILL NOTIFY THE COMPANY'S STOCKHOLDERS OF THE PROCEDURES FOR EXCHANGING THE COMMON STOCK FOR CASH. THE COMPANY'S STOCKHOLDERS SHOULD NOT SEND IN THEIR SHARE CERTIFICATES UNTIL THEY RECEIVE TRANSMITTAL FORMS FROM UWHARRIE CAPITAL OR THE COMPANY. THE TRANSMITTAL FORMS WILL LIST PERSONS TO CONTACT FOR ASSISTANCE WITH THE EXCHANGE.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of Uwharrie Capital and Anson to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, without limitation:

     (i) the approval of the Merger by the Boards of Directors of Uwharrie Capital and Anson, and by the stockholders of Anson;

     (ii) the receipt of all necessary regulatory approvals and expiration of all notice periods and waiting periods required after the granting of any such approval, without any condition or requirement contained in any such approval which, in the reasonable opinion of Uwharrie Capital, is materially disadvantageous or burdensome or would so adversely impact the business or economic benefits of the Merger Agreement to Uwharrie Capital as to make consummation of the Merger inadvisable;

     (iii) the absence of any order, decree or injunction which enjoins or prohibits consummation of the transactions contemplated by the Merger Agreement;

     (iv) the representations of Uwharrie Capital and the Company contained in the Merger Agreement must be true and correct in all material respects as of the Effective Time, and the various agreements and covenants of Uwharrie Capital and the Company required thereunder must have been duly performed and complied with prior to the Effective Time;

     (v) the receipt of the written opinion of counsel to the other party as to certain matters addressed in the Merger Agreement and certain certificates from the officers of Uwharrie Capital and Anson;

     (vi) the receipt from the Company's pension plan administrator of a projection of the total amount necessary to fund the Company's pension plan upon final termination of the plan, which amount shall not exceed $200,000;

     (vii) the absence of a material adverse change in the financial condition, operations or business of the Company;

     (viii) the compliance by Uwharrie Capital and Anson in all material respects with all federal and state laws and regulations applicable to the Merger;

     (ix) Anson's legal fees associated with the Merger will not exceed $40,000;

     (x) the receipt from Trident, dated within fives days preceding the mailing of the Proxy Statement and within five days preceding the Effective Time, of an opinion that the transaction is fair to the Company's stockholders from a financial point of view.

     Either the Company or Uwharrie Capital may waive in writing certain of the conditions imposed with respect to its or their respective obligations to consummate the Merger, except for the requirements that the Merger be approved by the Company's stockholders, that all required regulatory approvals be received and that all notice periods and waiting periods be expired.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties. Either party, upon written notice to the other party, may elect to terminate the Merger Agreement if:

     (i) the conditions precedent to the obligations of such party to consummate the transactions contemplated by the Agreement have not been satisfied or waived, or if the Merger is not effective, by January 31, 2000, unless such date is mutually extended;

     (ii) if the other party has, in any material respect, violated or failed to fully perform any of its obligations, covenants or agreements contained in the Merger Agreement;

     (iii) if the party determines at any time that a representation or warranty given by the other party is false or misleading in any material respect, or that an event or development has occurred or a condition or circumstance exists which has caused or, with the lapse of time or otherwise, may or could cause any representation or warranty to become false or misleading in any material respect; or

     (iv) if the Company's stockholders do not approve the Merger Agreement.

     Uwharrie Capital also may terminate the Merger Agreement if (a) it believes the amount of environmental-related expenses or liability relating to the Company's property which the Company or Uwharrie Capital could incur or for which either could become liable for remediation, corrective action or monetary damages equals or exceeds an aggregate of $250,000 or (b) the expense related to terminating the Company's pension plan exceeds $200,000.

AMENDMENT OF THE MERGER AGREEMENT

     The Merger Agreement may be amended or supplemented in writing by mutual agreement of Uwharrie Capital and the Company, provided that such amendment or supplement must be approved by their respective Boards of Directors and provided further that no amendment or supplement executed after approval of the Merger Agreement by the Company's stockholders may change the consideration into which each share of the common stock will be converted without the further approval of the Company's stockholders.

CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME

     Pursuant to the Merger Agreement, the Company has agreed, unless it has obtained the prior consent of Uwharrie Capital, and except as otherwise contemplated by the Merger Agreement, to operate its business and to engage in transactions only in the usual, regular, and ordinary course, to preserve intact its business organization, to keep available the services of its present officers and employees, and to preserve its present relationships with depositors, suppliers, customers, and others having business dealings with the Company and the Bank.

     In addition, the Company has agreed that, prior to the earlier of the Effective Time or the termination of the Merger Agreement, the Company may not, except with the prior written consent of Uwharrie Capital or except as expressly contemplated by the Merger Agreement, do, or agree or commit to do, any of the following:

     (i)    amend its charter or bylaws;

     (ii) (a) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or
            (b) except as provided in the Merger Agreement, issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities;

     (iii) grant or issue any options, warrants, calls, puts or other rights of any kind relating to its capital stock or any other securities, except for the option granted to Uwharrie Capital;

     (iv) declare or pay any dividend or other distribution in respect of its capital stock;

     (v) (a) enter into any oral or written agreement for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable without cost or other liability on no more than 30 days' notice, except for the employment agreement with
            W. LeGrand Bennett, Jr., (b) adopt any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, similar contract, agreement, commitment, understanding, plan or arrangement for the benefit of any current or former director, officer, employee or consultant, or
            (c) enter into any contract with any labor or trade union or association or any collective bargaining group;

     (vi) increase the rate of compensation of or pay any bonus to, or provide any other employee benefit or incentive to any director, officer or employee, except as expressly permitted by the Merger Agreement or in a manner and amount consistent with past practice;

     (vii) make any change in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates except as required by GAAP or governmental regulations;

     (viii) acquire or merge with, or acquire any branch or any significant part of the assets of, another person or entity or open any new branch office;

     (ix) except as may be required by governmental or regulatory agencies, applicable law, regulation or the Agreement, (a) change in any material respect the nature of its business or the manner in which it conducts its business, (b) discontinue any material portion or line of its business, or (c) change in any material respect its lending, investment, asset-liability management or other material banking or business policies;

     (x) (a) encourage, solicit or attempt to initiate discussions with any other person or entity relating to a merger or other acquisition of the Company or the purchase or acquisition of any common stock of Anson or the Bank or all or any significant part of the Company's or the Bank's assets; or provide assistance to any person in connection with any such offer; (b) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public, or afford to any other person or entity access to its properties, facilities, books or records; (c) sell or transfer any significant part of Anson's or the Bank's assets to any other person or entity; or (d) enter into any agreement or letter of intent relating to such transactions;

     (xi) (a) sell or lease (as lessor) any real estate, equipment, or other asset having a value on its books or a fair market value, whichever is greater, of more than $5,000 for any individual item or asset, or more than $25,000 in the aggregate for all assets, (b) purchase or lease (as lessee) any real estate, equipment or other assets having a purchase price in excess of $5,000 for any individual item or more than $25,000 in the aggregate for all items, (c) enter into a purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or which obligate the Company for a period longer than twelve months, (d) sell, purchase or repurchase any loan or other receivable or participation in any loan or other receivable except in the ordinary course of business, or (e) sell any asset of the Company or the Bank including any trademark or trade name, or assign its right or otherwise give permission or consent to do business under the Company's or the Bank's corporate name or any name similar or release or waive any license or right granted by any other person to use any trademark or trade name or intellectual property right.

     (xii) except in the ordinary course of business, (a) enter into or become bound by any promissory note, loan agreement or other agreement to borrow money, (b) become responsible or liable for any obligation of any other person or entity, or (c) incur any other liability or obligation;

     (xiii) mortgage, pledge or subject any assets to any lien or any other encumbrance;

     (xiv) waive, release or compromise any material rights except in the ordinary course of business and in good faith for fair value, nor waive, release or compromise any rights against or with respect to any officer, director or stockholder or member of the family of an officer, director or stockholder;

     (xv) enter into agreements unless otherwise permitted in the Merger Agreement (a) with respect to any charitable contributions, (b) with any governmental or regulatory authority, (c) pursuant to which Anson or the Bank would become liable for the debt, liability or obligation of any other person or entity, (d) which is entered into other than in the ordinary course of its business, or (e) which, in the case of any one agreement, and whether or not in the ordinary course of its business, would obligate them to make expenditures over any period of time of more than $10,000 (other than agreements entered into in the ordinary course of their lending operations);

REGULATORY CONSIDERATIONS

     The Merger is subject to certain regulatory approvals, as set forth below. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to the particular statutes and regulations promulgated under such statutes.

     Uwharrie Capital's acquisition of the Company, which will be effected through the Merger, is subject to approval by the Board of Governors of the Federal Reserve System ("Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA") which permits a bank holding company, such as Uwharrie Capital to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank or any bank holding company, such as the Company, if the Federal Reserve has approved the transaction based upon its review of the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the community to be served. This consideration includes an evaluation by the Federal

Reserve as to whether the Merger would result in a monopoly or otherwise would substantially lessen competition or impair the financial and managerial resources and future prospects of Uwharrie Capital or the Company. In addition, the Federal Reserve must take into account the records of Uwharrie Capital and the Company in meeting the credit needs of the entire community served by such institutions, including low- and moderate-income neighborhoods.

     In order to effect the Merger, Uwharrie Capital will form a business corporation with the name "Anson Heritage, Inc." as the wholly owned subsidiary of Uwharrie Capital; the Company will merge into Anson Heritage, Inc., making the Company a wholly-owned subsidiary of Uwharrie Capital. Immediately thereafter Anson Heritage will merge with and into Uwharrie Capital. To accomplish the Merger, Uwharrie Capital has applied to the Federal Reserve for approval to acquire the Company and to merge the Company with and into Uwharrie Capital. The Company has applied to the Administrator of the Savings Institutions Division, North Carolina Department of Commerce (the "Administrator") for approval of its merger with Anson Heritage, Inc.

     The Merger cannot be consummated until all regulatory approvals and all required waiting periods have run.

     Uwharrie Capital and the Company are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Merger or would not be conditioned in a manner that would cause Uwharrie Capital to abandon the Merger.

CLOSING AND EFFECTIVE TIME

     The Merger will not be consummated unless and until the Merger Agreement and the transactions contemplated thereby are approved by the requisite vote of the stockholders of the Company, the required regulatory approvals are received, and the other conditions to the Merger are satisfied (or waived to the extent permitted by applicable law). The Merger Agreement provides that the closing of the Merger will occur on a date agreed upon by the parties as soon as practicable after the expiration of any and all required approvals of the Merger by governmental or regulatory authorities. The Merger will become effective on the date and time specified in the Articles of Merger, or such other documents as are necessary to consummate the Merger, filed with the North Carolina Secretary of State. The merger of Anson Heritage into Uwharrie Capital shall be effective as soon as practicable following the Effective Time.


TAX CONSEQUENCES OF THE MERGER

     Each stockholder of the Company who, pursuant to the Merger Agreement, receives cash in exchange for shares of the common stock generally will, upon the payment of such cash in exchange for the surrender of the certificate or certificates representing such stockholder's shares, realize gain or loss for federal income tax purposes measured by the difference between such stockholder's cost or other basis in such shares and the amount of cash received therefor, and the amount of such gain or loss so realized must be recognized by such stockholder for federal income tax purposes. Such gain or loss will be capital gain or loss if the shares held by such stockholder constitute capital assets in the stockholder's hands, and will be long-term capital gain or loss if such stockholder's holding period for such shares is more than one year. This summary is not a complete description of all the tax consequences of the Merger, and in particular, may not address federal income tax considerations that may affect the holders of the common stock entitled to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as insurance companies, dealers in securities, tax exempt organizations, foreign persons or corporations, or compensation related acquisitions.


     STOCKHOLDERS ARE URGED AND ADVISED TO CONSULT THEIR OWN TAX COUNSELORS AND ADVISORS WITH REGARD TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS

     Stock Owned by Officers and Directors. Information as to the stockholdings of directors and executive officers of the Company is included in the section of this Proxy Statement entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Employment Agreements. At the Effective Time, Uwharrie Capital will assume the Company's and the Bank's obligations under the existing employment agreement with Eugene M. Ward, President of the Company and the Bank. Uwharrie Capital has agreed that Mr. Ward may fulfill the first year of his existing employment agreement after the Effective Time. The last two years under the existing employment agreement shall be effected by, in Mr. Ward's discretion, either one lump sum payment or two equal payments and he will no longer have any responsibilities or obligations to the Bank and Uwharrie Capital.

     In connection with the execution of the Merger Agreement, the Bank entered into an employment agreement with W. LeGrand Bennett, Jr., as Executive Vice President. Mr. Bennett's employment agreement terminates at the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement. Uwharrie Capital has agreed to reimburse the Bank for all expense related to Mr. Bennett's employment in the event the Merger is not consummated.


     Severance Plan. Uwharrie Capital will honor the Bank's Severance Plan currently in effect as to all employees of the Bank (other than Mr. Ward and Mr. Bennett) who are employed at the Effective Time. The

Severance Plan provides that if an employee is terminated at any time within the 24 months following the Effective Time: (i) by the employee because (a) such employee was requested to work outside of Anson County or (b) the employee's base compensation was reduced; or (ii) by Uwharrie Capital without cause, Uwharrie Capital will pay severance compensation to such employee calculated in accordance with the Severance Plan.

     Employees and Benefit Plans. The Company's and the Bank's employees who are employed by Uwharrie Capital at the Effective Time will be eligible to receive all employee benefits and to participate in all benefit plans provided by Uwharrie Capital on the same basis as applicable to newly hired employees of Uwharrie Capital with full credit for prior service except for purposes of calculating benefits under Uwharrie' pension plan. Employees also will have the opportunity to participate in Uwharrie' 401(k) savings plan and the Employee Stock Ownership Plan with credit for their full years of service with the Bank for purposes of eligibility and vesting. After the Effective Time, the Bank's pension plan will be terminated and any benefits due the Bank employees under such pension plan shall be distributed as directed by each employee.

     For the calendar year during which the Effective Time occurs, Uwharrie Capital will grant to each Bank employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which the employee would be entitled for that year, based on his or her credited years of service and in accordance with Uwharrie' standard leave policies, less (ii) the number of days of sick leave and vacation used by the employee as an employee of the Bank during that calendar year.

     Each person's employment with Uwharrie Capital shall be on an "at will" basis and Uwharrie Capital retains the right to terminate such person's employment in accordance with its employment practices and policies.

     Employee Salary Increase and Bonus. At the Effective Time, Uwharrie Capital will increase each retained employee's (except for Eugene M. Ward and W. LeGrand Bennett, Jr.) existing base salary by five percent plus an additional $60. If an employee of the Bank remains an employee of Uwharrie Capital for the 90-day period following the closing of the Merger, such employee, except for Mr. Ward and Mr. Bennett will receive a bonus equal to each such employee's two-month salary.

     Directors' and Officers' Liability Insurance and Indemnification. Immediately prior to the closing the Merger, Anson intends to purchase "tail" insurance coverage under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy effective for a three-year period. In addition, for the three-year period following the Effective Time, Uwharrie Capital will indemnify each present and former director, officer and employee of Anson or the Bank as of the Effective Time again any costs and expenses incurred in connection with any claim, suit or proceeding arising out of matters existing or occurrency at or prior to the Effective Time to the fullest extent entitled under the NCBCA and Anson's and the Bank's charter documents.

MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the Company's directors and executive officers, executive and director compensation and compensation plans, certain relationships and related transactions and other related matters as to the Company is contained under "PROPOSAL 2-ELECTION OF DIRECTORS."

EXPENSES OF THE MERGER

     The Merger Agreement provides that whether or not the Merger Agreement is terminated or the transactions contemplated thereunder are consummated, the Company and Uwharrie Capital each shall pay its own legal, accounting and financial advisory fees and all other costs and expenses incurred in connection with the proposed transactions; provided, however, that if any party to the Merger Agreement breaches the Merger Agreement by willfully or intentionally failing to perform or willfully or intentionally violating any of its obligations, agreements or covenants under certain provisions of the Merger Agreement, such party shall be obligated to pay all the expenses of the other party(ies).

ACCOUNTING TREATMENT

     Uwharrie Capital will use the purchase method of accounting in connection with the Merger.

EFFECT OF THE MERGER THE RIGHTS OF THE COMPANY'S STOCKHOLDERS

     As a result of the Merger, holders of Anson common stock will exchange their shares for cash. Under the Company's current charter, stockholders have voting rights with respect to certain matters relating to the Company, including the election of directors. After the Merger, stockholders of the Company will not be stockholders of the Company, Uwharrie Capital or the Bank and, therefore, will have no voting rights with respect to the Company, Uwharrie Capital, or the Bank, unless such stockholders otherwise own or purchase voting securities of Uwharrie Capital.

THE STOCK OPTION AGREEMENT

     In connection with, and as an inducement to Uwharrie Capital's willingness to enter into the Merger Agreement, Uwharrie Capital and Anson executed the Stock Option Agreement, dated August 3, 1999, pursuant to which Anson granted to Uwharrie Capital an option to acquire up to 111,173 shares of Anson's common stock (the "Option Shares") (as such number may be adjusted under the Stock Option Agreement) at a purchase price of $18.50 per share, as such price may be adjusted under the Stock Option Agreement (the "Purchase Price"). The Option Shares are equal to 19% of Anson's outstanding common stock as of August 3, 1999. The Stock Option Agreement provides that should Anson issue any additional shares of its common stock other than pursuant to the Stock Option Agreement, the number of Option Shares will be adjusted to maintain the foregoing percentage.

     Uwharrie Capital may exercise the Option Shares, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event. A Purchase Event is defined as (a) Anson, without Uwharrie Capital's consent, authorizing, recommending, publicly proposing or publicly announcing an intention to authorize, recommend or propose, or entering into an expression of intent or agreement with any person other than Uwharrie Capital, to effect an "Acquisition Transaction" (as defined below), or (b) the acquisition by any person other than Uwharrie Capital of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of Anson's common stock. An Acquisition Transaction is (i) a merger, consolidation or similar transaction involving Anson or any of its subsidiaries, (ii) the sale, lease, exchange or other disposition of 20% or more of the consolidated assets of Anson and its subsidiaries without the consent of Uwharrie Capital, or
(iii) the issuance, sale or other disposition (including by way of a merger, consolidation, share exchange or any similar transaction) of securities having, or securities convertible into, or exchange for, securities having, 20% or more of the voting power of the outstanding voting securities of Anson.

     Under the Stock Option Agreement, the option will terminate upon the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement other than as a result of Anson's breach of any covenant prior to the occurrence of a Purchase Event; and (c) six months after the termination of the Merger Agreement following the occurrence of a Purchase Event.

APPRAISAL RIGHTS

     The stockholders of the Company may be entitled to dissent from the Merger and obtain payment of the fair value of their shares under Article 13 of the NCBCA. A copy of Article 13 is attached hereto as Appendix C.

     A stockholder who wishes to assert dissenters' rights (1) must give to the Company, and the Company must actually receive, before the vote is taken at the Annual Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated and (2) must not vote his or her shares in favor of the Merger Agreement. The notice must be addressed to the Secretary, Anson Bancorp, Inc., 211 South Greene Street, Wadesboro, North Carolina 28170. Failure to comply with these requirements will constitute a waiver of the stockholder's right to dissent.

     If the Merger is approved by the Company's stockholders, the Company shall mail by registered or certified mail, return receipt requested, a written notice to all stockholders who satisfied the requirements set out above (a "Dissenters' Notice"). The Dissenters' Notice shall be sent no later than ten days after stockholder approval and will (1) state where the payment demand must be sent and where and when share certificates must be deposited; (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (3) supply a form for demanding payment;
(4) set a date by which the Company must receive the payment demand, which date shall be not less than 30 nor more than 60 days after the date the Dissenters' Notice is mailed; and (5) be accompanied by a copy of Article 13.

     A stockholder sent a Dissenters' Notice must demand payment and deposit his or her certificates for shares of Anson common stock in accordance with the terms of the Dissenters' Notice. A stockholder who does not satisfy the foregoing requirements is not entitled to payment for his or her shares under
Article 13.

     As soon as the Merger is effected or within 30 days after receipt of a payment demand, whichever is later, the Company shall pay each dissenter who demanded payment and deposited his or her share certificates, the amount the Company estimates to be the fair value of his or her shares of Anson common stock, plus interest accrued to the date of payment. If the Merger does not occur within 60 days after the date set for demanding payment and depositing shares, the Company will return the deposited certificates. If after returning deposited certificates, the Merger is consummated, the Company must send a new Dissenters' Notice and repeat the procedures described above.

     A dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the amount in excess of the payment by the Company for the fair value of his or her shares and interest due, if: (1) the dissenter believes that the amount paid by the Company is less than the fair value of his or her shares of Anson common stock or that the interest due is incorrectly calculated; (2) the Company fails to make payment; or (3) the Company, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting stockholder to whom the Company made payment must make his supplemental demand within 30 days after receipt of payment. The stockholder waives the right to demand payment if he or she fails to demand additional payment.

     If a demand for payment remains unsettled, the stockholder may commence an appraisal proceeding within 60 days after the earlier of (i) the date payment is made, or (ii) the date of his or her payment demand described above and file a complaint with the court to determine the fair value of the common stock and accrued interest. The Company immediately will pay the dissenting stockholder the amount the Company initially offered for settlement of the claim. A dissenting stockholder who takes no action within this 60-day period shall be deemed to have withdrawn the dissent and demand for payment. In the appraisal proceeding, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the appraisal proceeding is entitled to a judgment for that amount, if any, by which the fair value of the shares, as determined by the court, plus interest, exceeds the amount paid by the Company to the dissenting stockholder. The fair value of the common stock as determined in the appraisal proceeding could be more than, the same as, or less than that produced by the Merger. At the conclusion of the proceeding, the court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of appraisers) and may assess the fees and expenses of counsel and experts in amounts the court finds equitable: (i) against the Company and in favor of all dissenting stockholders of the Company if the court finds that the Company did not substantially comply with the requirements of Article 13, or
(ii) against either the Company or any dissenting stockholder if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13.

     BECAUSE ARTICLE 13 CONTAINS MANY DETAILED PROVISIONS AND REQUIREMENTS, EACH DISSENTING STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN LEGAL COUNSEL CONCERNING THE SPECIFIC PROCEDURES AND AVAILABLE REMEDIES UNDER ARTICLE 13. ANY FAILURE TO FOLLOW THE SPECIFIC PROCEDURES SET FORTH IN ARTICLE 13 MAY RESULT IN A STOCKHOLDER LOSING THE RIGHT TO CLAIM FAIR VALUE AS DESCRIBED ABOVE.

     THE RETURN OF A SIGNED UNMARKED PROXY BY A STOCKHOLDER OR A STOCKHOLDER VOTE AGAINST THE MERGER ALONE WILL NOT SATISFY THE WRITTEN NOTICE REQUIREMENT SET FORTH ABOVE. A SEPARATE WRITTEN NOTICE MUST BE DELIVERED BY THE STOCKHOLDER TO THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER.
                                                              ---
TO BE APPROVED, A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING MUST VOTE IN FAVOR OF THE MERGER, IN PERSON OR BY PROXY.


                   INFORMATION ABOUT THE COMPANY AND THE BANK

     The Company is a bank holding company registered with the Federal Reserve under the BHCA and the savings bank holding company laws of North Carolina. The Company's and the Bank's principal office is located at 211 South Greene Street, Wadesboro, North Carolina. The Company's activities consist of investing the proceeds of its initial public offering which were retained at the holding company level and owning the Bank. The Company's principal source of income is earnings on its investments. In addition, the Company will receive any dividends which are declared and paid by the Bank on its capital stock.

     The Bank was originally chartered in 1889 and has been a member of the Federal Home Loan Bank system since 1939. The deposits of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the maximum amount permitted by law.

     The Bank conducts business through its full service office in Wadesboro, North Carolina. The Bank is a community-oriented financial institution which offers a variety of financial services to meet the needs of the communities it serves. The Bank is principally engaged in the business of attracting deposits from the general public and using such deposits to make one-to-four-family residential real estate loans, nonresidential real estate loans, construction loans and loans secured by deposit accounts.

     Revenues of the Bank are derived primarily from interest on loans. The Bank also receives interest income from its investments and interest-earning deposit balances. The Bank receives non-interest income from transaction and service fees and other sources. The major expenses of the Bank are interest on deposits and general and administrative expenses such as compensation and employee benefits, federal deposit insurance premiums, data processing expenses and occupancy and related expenses.

PRIMARY MARKET AREA

     The Bank's primary market area is Anson County, North Carolina. The Bank also makes loans to residents of Union, Stanly and Mecklenburg counties in North Carolina from time to time. Anson County is rural with a population approximately 25,000 located on the North Carolina/South Carolina border.

     Employment in the Bank's primary market area is diversified among manufacturing, mining, agriculture, retail and wholesale trade, government and service. Other non-manufacturing employers include the county government, school systems and the county hospital.

     In recent years unemployment rates in Anson County have been high, averaging 7.8% in 1998. At June 30, 1998, unemployment in Anson County was 6.8%. Management regards Anson County as a low-growth area in which there is significant competition among financial service providers for market shares.
Due primarily to the economic factors discussed above, the Bank has limited residential mortgage lending opportunities in its local market area and does not anticipate that residential mortgage lending opportunities will increase in the future because of lack of growth in the local economy. Management believes that opportunities for future earnings growth in the Bank's primary market area are limited in light of these factors. In addition, lower income levels and low rates of growth in Anson County could result in an increase in the number of delinquent or nonperforming loans and reduce the value of the collateral securing such loans, adversely affecting the Bank's financial condition and results of operations.

SUBSIDIARY ACTIVITIES

     The Company has no subsidiaries other than the Bank. The Bank has no subsidiaries.

EMPLOYEES

     As of August 3, 1999, the Bank had six full-time employees and one part-time employee. The employees are not represented by a collective bargaining unit. The Bank believes its relationship with its employees to be good.

PROPERTIES

     The following table sets forth the location of the Bank's principal office in Wadesboro, as well as certain other information relating to this office as of June 30, 1999.

                                      NET BOOK VALUE      DEPOSITS
Address                               --------------   --------------
-------------------------------        OF PROPERTY     (IN THOUSANDS)
                                      --------------   --------------
211 South Greene Street                 $192,660          $15,256
-------------------------------         --------          -------
Wadesboro, North Carolina 28170
-------------------------------

     The Bank's management considers the property to be in good condition and is
     ---------------------------------------------------------------------------
of the opinion that it is adequately covered by insurance.  The total net book
------------------------------------------------------------------------------
value of the Bank's furniture, fixtures and equipment on June  30, 1999 was
---------------------------------------------------------------------------
$58,738.  Any property acquired as a result of foreclosure or by deed in lieu of
--------------------------------------------------------------------------------
foreclosure is classified as real estate owned until such time as it is sold or
-------------------------------------------------------------------------------
otherwise disposed of by the Bank in an effort to recover its investment.  As of
--------------------------------------------------------------------------------
June 30, 1999, the Bank had no recorded real estate acquired in settlement
--------------------------------------------------------------------------
loans.
------

Legal Proceedings
-----------------

     In the opinion of management, neither the Company nor the Bank is involved
     --------------------------------------------------------------------------
in any pending legal proceedings other than routine, non-material proceedings
-----------------------------------------------------------------------------
occurring in the ordinary course of business.
---------------------------------------------

Market and Dividend Information
-------------------------------

     The Company's sources of income consist of dividends paid by the Bank to
     ------------------------------------------------------------------------
the Company and income from investments.  Consequently, declarations of cash
----------------------------------------------------------------------------
dividends by the Company may depend upon dividend payments by the Bank to the
-----------------------------------------------------------------------------
Company, which are subject to various restrictions.
---------------------------------------------------

     At the time of the Bank's conversion from mutual to stock form of ownership
     ---------------------------------------------------------------------------
(the "Conversion"), the Bank established a liquidation account in an amount
---------------------------------------------------------------------------
equal to its net worth at March 31, 1998.  The liquidation account is maintained
--------------------------------------------------------------------------------
for the benefit of eligible deposit account holders who continue to maintain
----------------------------------------------------------------------------
their deposit accounts in the Bank after the Conversion.  Only in the event of a
--------------------------------------------------------------------------------
complete liquidation would each eligible deposit account holder be entitled to
------------------------------------------------------------------------------
receive a liquidating distribution in the amount of the then-current adjusted
-----------------------------------------------------------------------------
subaccount balance for the deposit accounts before any liquidation distribution
-------------------------------------------------------------------------------
may be made with respect to the common stock.  Dividends paid by the Bank to the
--------------------------------------------------------------------------------
Company cannot reduce the net worth of the Bank below the amount required for
-----------------------------------------------------------------------------
this liquidation account.
-------------------------

     Also, the Bank may not declare or pay a cash dividend if its net worth
     ----------------------------------------------------------------------
would be reduced below the minimum regulatory capital requirement imposed by
----------------------------------------------------------------------------
federal and state regulations.  The FDIC requires the Bank to maintain minimum
------------------------------------------------------------------------------
ratios of Tier 1 capital to quarterly average total assets, Tier 1 capital to
-----------------------------------------------------------------------------
total risk-weighted assets and total capital to risk-weighted assets of 3%, 4%
------------------------------------------------------------------------------
and 8%, respectively.  The Bank's Tier 1 capital to quarterly average total
---------------------------------------------------------------------------
assets, Tier 1 capital to total risk-weighted assets and total capital to risk-
------------------------------------------------------------------------------
weighted assets ratios were approximately 29.4%, 68.8% and 69.9%, respectively,
-------------------------------------------------------------------------------
at June 30, 1999.  The Administrator requires a net worth equal to at least 5%
------------------------------------------------------------------------------
of assets.  At June 30, 1999, the Bank's net worth to average assets ratio was
------------------------------------------------------------------------------
approximately 38%.
------------------

     In addition, for a period of five years after the Conversion, the Bank is
     -------------------------------------------------------------------------
required, under existing North Carolina regulations, to obtain prior written
----------------------------------------------------------------------------
approval of the Administrator before it can declare and pay a cash dividend on
------------------------------------------------------------------------------
its capital stock in an amount in excess of one-half of the greater of (i) its
------------------------------------------------------------------------------
net income for the most recent fiscal year, or (ii) the average of its net
--------------------------------------------------------------------------
income after dividends for the most recent fiscal year and not more than two of
-------------------------------------------------------------------------------
the immediately preceding fiscal years, if applicable.  At the Administrator's
------------------------------------------------------------------------------
request, the Company has provided prior notice to the Administrator for the
---------------------------------------------------------------------------
dividend paid by the Company.  Also, the Bank has obtained the Administrator's
------------------------------------------------------------------------------
prior approval for the dividend paid by the Bank to the Company.
----------------------------------------------------------------

     Retained income at June 30, 1999, includes approximately $19,606 for which
     --------------------------------------------------------------------------
no provision for federal income tax has been made.  This amount represents an
-----------------------------------------------------------------------------
allocation of income to bad debt deductions for tax purposes only.  Payment of
------------------------------------------------------------------------------
dividends by the Bank out of this bad debt allocation would create taxable
--------------------------------------------------------------------------
income equal to approximately 22% of the dividend for the Bank.
---------------------------------------------------------------

     The Company is also subject to limits on dividend payments.  The Company is
     ---------------------------------------------------------------------------
prohibited, under the NCBCA, from paying a dividend if such payment would (i)
-----------------------------------------------------------------------------
cause the Company to be unable to pay its debts as they become due in the
-------------------------------------------------------------------------
ordinary course of business or (ii) reduce the Company's total assets below the
-------------------------------------------------------------------------------
sum of the Company's total liabilities plus any amounts which would be needed,
------------------------------------------------------------------------------
if the Company were to be dissolved at the time of distribution, to satisfy the
-------------------------------------------------------------------------------
preferential rights that are superior to holders of the common stock.
---------------------------------------------------------------------

     Since the Conversion, the Company has paid one dividend of $0.15 per share.
     ---------------------------------------------------------------------------

     On June 22, 1998, the Company's common stock began trading on the over-the-
     --------------------------------------------------------------------------
counter market with quotations available through the OTC Electronic Bulletin
----------------------------------------------------------------------------
Board.  As of October 15, 1999, there were approximately 234 holders of record,
-------------------------------------------------------------------------------
not including the number of persons or entities whose stock is held in nominee
------------------------------------------------------------------------------
or street name through various brokerage firms or banks.  The Company's stock is
--------------------------------------------------------------------------------
traded under the symbol "ANSN."
-------------------------------

     Based upon information provided to management by certain securities firms
     -------------------------------------------------------------------------
effecting transactions in the Company's common stock, the table below gives the
-------------------------------------------------------------------------------
high and low bids for each quarter of the Company's last fiscal year.  The
--------------------------------------------------------------------------
quotations below reflect inter-dealer prices, without retail mark-up, mark-down
-------------------------------------------------------------------------------
or commissions and may not represent actual transactions.
---------------------------------------------------------

                                                   High               LOW
                                                 --------           --------
JULY 1, 1998 - JUNE 30, 1999
First Quarter                                    $12.3750           $10.6250
Second Quarter                                   $10.9375           $ 9.7500
Third Quarter                                    $11.0000           $ 9.7500
Fourth Quarter                                   $11.0000           $ 9.2500

Selected Financial Data of the Company

     The following table sets forth selected financial data and other operating information of the Company at the dates and for the periods indicated. See "-- Market and Dividend Information" for a discussion of the limits on the Company's ability to pay dividends in the future.

                                                        Year Ended June 30

                                                        1999          1998

                                                      (Dollars in Thousands,
                                                      Except Per Share Data)
Financial Condition Data:
   Total assets                                         $24,961    $25,066
   Investments securities                                12,092     12,955
   Loans receivable, net                                 12,039     11,515
   Deposits                                              15,256     15,440
   Stockholders' equity                                   9,505      9,382
   Book value per share                                   16.24      16.03
Operating Data:
   Interest and dividend income                           1,573      1,459
   Interest expense                                         715        829
   Net interest income                                      858        630
   Provision for loan losses                                  2          2
   Noninterest income                                        85          4
   Noninterest expense                                      626        466
   Income before income taxes                               315        166
   Income tax expense                                       110         41
   Net income                                               205        125
   Basic earnings per share                                0.35         --
   Diluted earnings per share                              0.35         --
   Dividends per share                                     0.15         --
   Dividend payment ratio                                 42.86%        --
Selected Other Data:
   Return on average assets                                0.82%      0.59%
   Return on average equity                                2.17%      3.15%
   Average equity to average assets                       37.75%     19.10%
   Interest rate spread                                    1.77%      2.23%
   Net interest margin                                    54.55%     43.18%
   Efficiency ratio                                        6.30%      5.82%
   Allowance for loan losses to nonperforming loans       60.54%     56.98%
   Nonperforming loans to total loans                      1.42%      1.55%

             INFORMATION ABOUT UWHARRIE CAPITAL AND BANK OF STANLY

Uwharrie Capital

     Uwharrie Capital, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHCA. Uwharrie Capital owns all of the outstanding shares of Bank of Stanly, a North Carolina banking corporation. Uwharrie Capital, through Bank of Stanly and its other subsidiaries, Strategic Alliance Corporation, BOS Agency, Inc., Corporate Data Services, Inc. and Strategic Investment Advisors, offers a complete line of banking, investment, insurance and data processing services through its offices in Albemarle, North Carolina and through a variety of alternative delivery channels. As of June 30, 1999, Uwharrie Capital had total consolidated assets of approximately $167,650,000, total consolidated liabilities of approximately $150,887,000 and total consolidated stockholders' equity of approximately $16,763,000.

     The principal executive office of Uwharrie Capital is located at 134 North First Street, Albemarle, North Carolina 28002, and its telephone number at such address is (704) 982-4415.

LEGAL PROCEEDINGS

     There is no litigation instituted or pending, or, to the knowledge of Uwharrie Capital, threatened against any Uwharrie Capital direct or indirect subsidiary that is reasonably likely to have, individually or in the aggregate, a material adverse effect on Uwharrie Capital's ability to perform its obligations under the Merger Agreement.

Selected Financial Data of Uwharrie Capital

     The following table sets forth selected financial data and other operating information of Uwharrie Capital at the dates and for the periods indicated.

                                                 Six Months Ended
                                                     June 30                       Year Ended   December 31
                                                  1999     1998          1998      1997      1996      1995     1994
SUMMARY OF OPERATIONS
(Thousands, except per share)
   Interest income                               6,279    5,787         11,898    11,019    10,040    8,913    7,692
   Interest expense                              2,680    2,530          5,192     4,879     4,511    4,051    3,008
   Net interest income                           3,599    3,257          6,706     6,140     5,529    4,862    4,684
   Provision for loan loss                          80       64            119       183       137       77      181
   Noninterest income                              831      760          1,519     1,491     1,361    1,183      270
   Noninterest expense                           3,314    2,999          6,214     5,722     5,277    4,988    4,551
   Income taxes                                    314      297            587       540       451      199      (38)
   Net income                                      722      657          1,305     1,186     1,025      781      260
   Net interest income, taxable equivalent       3,684    3,346          6,881     6,323     5,717    5,053    4,890
   Cash dividends                                  N/A      N/A            N/A         6       216      190      190
PER COMMON SHARE
   Net income - basic                              .14      .14            .28       .28       .22      .17      .06
   Net income - diluted                            .14      .14            .28       .25       .22      .17      .06
   Cash dividends                                  N/A      N/A            N/A       N/A       .10      .09      .09
   Book value                                     3.09     2.89           3.14      2.74      2.47     2.38     2.10
SELECTED AVERAGE BALANCES
(Millions)
   Assets                                          168      148            153       141       128      114      109
   Earning assets                                  159      141            146       134       121      107      102
   Loans                                           133      114            117       108        97       83       76
   Investment securities                            26       27             26        26        24       24       26
   Core deposits                                   109      108            109       103        95       90       86
   Total deposits                                  137      121            126       112       102       96       93
   Stockholders' equity                             16       13             13        12        11       10       10
SELECTED PERIOD-END BALANCES
(Millions)
   Assets                                          168      148            167       146       134      121      112
   Earning assets                                  158      141            159       138       126      114      104
   Loans                                           127      114            132       114       101       91       80
   Investment securities                            31       27             24        24        25       23       24
   Core deposits                                   112      111            112       108        98       91       83
   Total deposits                                  131      121            139       117       105       96       93
   Stockholders' equity                             17       13             16        13        11       11        8
SELECTED RATIOS
   Return on average assets                        .87%     .89%           .85%      .84%      .80%     .69%     .24%
   Return on average equity                       8.88%   10.30%          9.67%    10.04%     9.22%    7.48%    2.58%
   Average equity to average assets               9.75%    8.67%          8.82%     8.41%     8.68%    9.20%    9.39%
   Dividend payout ratio                           N/A      N/A            N/A       N/A     21.10%   24.28%   73.03%

          SELECTED PER SHARE DATA OF THE COMPANY AND UWHARRIE CAPITAL

     The following per share data has been derived from the Selected Consolidated Financial Data of the Company and the Selected Consolidated Financial Data of Uwharrie Capital contained elsewhere in this Proxy Statement. See "INFORMATION ABOUT THE COMPANY AND THE BANK Market and Dividend Information" for a discussion of the limits on the Company's ability to pay dividends in the future.


ANSON BANCORP, INC.
                                 Year Ended June 30
                                 ------------------
                                   1999      1998
                                 --------   -------

      Per Share Data:
         Net Income:
         Basic                    $ 0.35      ----
         Diluted                  $ 0.35      ----
         Cash dividends           $ 0.15      ----
         Book Value               $16.24    $16.03

___________________________


UWHARRIE CAPITAL CORP

                                Six Months Ended
                                    June 30                               Year Ended December 31
                                ---------------                           ----------------------
                                1999       1998          1998         1997         1996         1995         1994
Per Common Share Data:
   Net income:
       Basic(1)                  .14       .14           .28           .26          .22          .17          .06
       Diluted(1)                .14       .14           .28           .25          .22          .17          .06
       Cash dividends            N/A       N/A           N/A           N/A          .10          .09          .09
       Book value(1)            3.09      2.89          3.14          2.74         2.47         2.38         2.10
_______________________
(1)Per share data for 1994 through 1998 has been adjusted to reflect a 100% stock dividend issued in 1998, a 5% stock dividend issued in 1997 and 3% stock dividend issued in each of 1996, 1995 and 1994.



                                  PROPOSAL 2

                             ELECTION OF DIRECTORS

Nominees

     The Articles of Incorporation of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen, with the exact number within this range to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at seven members.

     The Board of Directors has nominated the seven persons named below for election as directors to serve for the terms specified, or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified.

     The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the seven nominees listed below as directors for the terms specified, unless authority to vote is withheld or such proxies are duly revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation and Bylaws). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, the term for which he has been nominated, and the year he was first elected as a director of the Bank. All of the nominees were appointed to serve as initial directors of the Company in connection with its incorporation in March 1998.

                                 AGE ON                                                                         DIRECTOR
                                JUNE 30,                  PRINCIPAL OCCUPATION                         TERM     OF BANK
NAME                              1999                   During Last Five Years                       Expires    Since
--------------------------      --------  ---------------------------------------------------------   -------   --------
Preston A. Burns, Chairman        85      Retired, former President of Wadesboro Auto Supply            1999      1958
John J. Crawford                  79      Retired, former owner of Crawford Motor Company               1999      1960
W. Kenneth Huntley                50      President, Huntley Oil and Gas Company, Inc.                  1999      1989
Emmett S. Patterson               61      General Manager and Executive Vice President, PeeDee          1999      1988
                                          Electric Membership Corporation; Retired Effective July
                                          29, 1999
John R. Potter                    81      Retired, former Anson County Agricultural Extension Agent     1999      1962
H. Patrick Taylor, Jr.            75      Attorney                                                      1999      1961
Eugene M. Ward                    64      President and Chief Executive Officer, Anson Savings          1999      1962
                                          Bank, Inc.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR
                                              ---
ELECTION AS DIRECTORS.


BOARD OF DIRECTORS OF THE BANK

    The Bank also has a seven member board of directors which is composed of the same persons who are currently directors of the Company.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

    During fiscal 1999, the Board of Directors of the Company held ten meetings. All of the existing directors of the Company, including the nominees for election listed above, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year ended June 30, 1999.

    The Board of Directors of the Company has a standing Audit Committee. The Company's Audit Committee consists of Messers. Burns, Crawford, Huntley, Patterson, Potter and Taylor. This Committee met one time in fiscal 1999. The Audit Committee supervises examination of the assets and the liabilities and the internal audit program of the Company and its subsidiaries and causes outside audits to be performed on the financial statements of the Company.

    In addition, the full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors.

    The Bank's board of directors has appointed four standing committees to which certain responsibilities have been delegated -- the Executive Committee, the Loan Committee, the Proxy Committee and the Nominating/Compensation Committee. The Executive Committee, the Proxy Committee and Loan Committee meet on an as needed basis. The Executive Committee did not meet during the 1999 fiscal year. The Proxy Committee met one time and the Loan Committee met 35 times during the year ended June 30, 1999.

    The Board of Directors of the Company does not have a compensation committee. The Bank's Nominating/Compensation Committee, which generally meets annually and met one time during the year ending June 30, 1999, serves as the Company's compensation committee and determines the compensation of the executive officers of the Company and the Bank. The salaries of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. The Nominating/Compensation Committee also compares the compensation of the Bank's executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank's market area. Mr. Ward participates in the deliberations of the Nominating/Compensation Committee regarding compensation of officers other than himself. He does not participate in the discussion or decisions regarding his own compensation.

DIRECTOR COMPENSATION

    Board Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Company's Board of Directors are also directors of the Bank. For their service on the Bank's board of directors, all members of the Bank's board of directors, including Mr. Ward, receive an annual retainer of $600 and an additional $200 per meeting attended. Board fees are subject to adjustment annually. The Bank's Executive Committee members, including Mr. Ward, receive $50 per meeting attended; all of the directors of the Bank, excluding Mr. Ward, receive $50 per month for their services on the Loan Committee.

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the persons who are executive officers of the Company and the Bank.

                                                                                  EMPLOYED BY
                                                                                  THE BANK OR
                             AGE ON            POSITIONS AND OCCUPATIONS          THE COMPANY
NAME                      June 30, 1998         During Last Five Years               Since
-----------------------   -------------   -------------------------------------   -----------
Eugene M. Ward                 64         President and Chief Executive Officer      1962
Nancy H. Allen                 54         Treasurer and Assistant Secretary          1964
Veda H. Edwards                59         Secretary                                  1959

Management Compensation

    SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended June 30, 1999 and 1998 certain information as to the cash compensation received by Mr. Ward, the Chief Executive Officer of the Company and the Bank. There were no other executive officers whose cash compensation exceeded $100,000 for services rendered in all capacities.


                                                                           OTHER ANNUAL
    NAME AND                                                               COMPENSATION      ALL OTHER
Principal Position                              Year   Salary/1/   Bonus      ($)/3/       Compensation/4/
---------------------------------------------   ----   -------    -------   ------------   ---------------
Eugene M. Ward, President, Chief Executive      1999   $72,000     $---/2/     ----            $2,099
Officer and Director
                                                1998   $66,664     $6,958      ----            $1,919

                                                1997   $64,000     $7,320      ----            $1,841

_______________________

1 Includes directors' fees of $3,000, $3,250, and $3,000 received by Mr. Ward in 1999, 1998, and 1997 respectively.

2 Mr. Ward's bonus for fiscal year 1999 was not paid until August 1999 after the Company's and the Bank's audit was completed. See "Bonus Compensation" below.

3 Under the "Other Annual Compensation" category, perquisites for the fiscal years ended June 30, 1999, 1998, and 1997 did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Mr. Ward.

4 Represents the amount of the insurance premium paid by the Bank for term life insurance for the benefit of Mr. Ward in fiscal 1999, 1998, and 1997.


BONUS COMPENSATION

    The board of directors of the Bank has established a plan for awarding an annual bonus to all employees of the Bank including Mr. Ward. Under the terms of the annual bonus plan, if the profits of the Bank exceed a certain target amount, which target amount is determined annually by the Bank's board of directors, an aggregate amount equal to 10% of the profits of the Bank is divided pro rata among the full-time employees based on each employee's base salary. However, the annual bonus paid to each of the Bank's employees may not exceed 20% of each such employee's annual base salary. However, as is the case with the Bank's compensation arrangements in general, the Bank's bonus compensation is subject to regulatory oversight and, therefore, could be changed in the future in response to regulatory requirements or otherwise.

OTHER BENEFITS

    The Bank maintains a non-contributory defined benefit pension plan (the "Pension Plan") for its employees. All full-time employees of the Bank who have completed one year of service and who are at least 21 years of age are covered under the Pension Plan.

    Participants are fully vested in amounts contributed to the Pension Plan on their behalf after six years of service, as follows: less than 2 years of service, 0%; 2 years, 20%; 3 years, 40%; 4 years, 60%; 5 years, 80%; 6 years, 100%. Benefits under the Pension Plan are payable in the event of the participant's retirement, death, disability or termination of employment.

    Normal retirement age under the Pension Plan is the later of (a) 65, or (b) the fifth anniversary of the participant's joining the plan ("Normal Retirement Age"). Subject to certain restrictions on maximum benefits required by federal law, upon reaching Normal Retirement Age, each participant will receive a retirement benefit normally in the form of a straight life annuity, determined pursuant to a formula which takes into consideration a participant's "average monthly compensation" and up to seven years of service. For purposes of the Pension Plan, a participant's "average monthly compensation" is defined as a participant's compensation converted to a monthly amount and then averaged over the five consecutive plan years within the last ten calendar years immediately preceding his retirement.

    As of June 30, 1999, Mr. Ward's expected benefit under the Pension Plan at Normal Retirement Age was $33,094 per year. It is anticipated that the Pension Plan will be terminated in connection with the Merger.


EMPLOYMENT AGREEMENT

    In connection with the Conversion, the Bank entered into an employment agreement with Eugene M. Ward, President and Chief Executive Officer, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement provides for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the board of directors of the Bank. The agreement also provides that base salary shall be reviewed by the board of directors not less often than annually. Under the terms of the employment agreement, Mr. Ward's base salary for fiscal 1999 was $69,000.

    In addition, the employment agreement provides for possible profitability and discretionary bonuses, as described in "Bonus Compensation" and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with Mr. Ward's office. The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that it may otherwise be terminated by the Bank (subject to vested rights) or by Mr. Ward. In the event of a "change in control" (as defined below) in lieu of continuing to be entitled to receive a profitability bonus, Mr. Ward's base salary shall be adjusted to include an amount equal to the average of the two previous years' annual profitability bonus and such adjusted base salary shall be increased by a minimum of 6% annually. In addition, the agreement will automatically be extended so that it will have a three-year term after the change in control.

    The employment agreement provides that the nature of Mr. Ward's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

CERTAIN INDEBTEDNESS AND TRANSACTIONS OF MANAGEMENT

    The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    Faulkner & Thompson, P.A., the Company's and the Bank's independent auditor for the year ended June 30, 1999, has been selected as the Company's and the Bank's independent auditor for the 2000 fiscal year. Such selection is being submitted to the Company's stockholders for ratification. A representative of Faulkner & Thompson, P.A. is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he so desires, and to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.
                                                                 ---

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    It is presently anticipated that the 2000 Annual Meeting of Stockholders will be held in November of 2000 only if the Merger is not consummated by that date. If the meeting is held, in order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than June 25, 2000, and meet all other applicable requirements for inclusion therein.

    In the alternative, if a stockholder follows the SEC's proxy solicitation rules, the stockholder may commence his own proxy solicitation and present a proposal from the floor at the 2000 Annual Meeting of Stockholders of the Company if the Merger is not consummated. In order to do so, the stockholder must notify the Secretary of the Company in writing, at the Company's principal executive office no later than September 8, 2000, of his proposal. If the stockholder does not notify the Secretary of the Company by September 8, 2000, the Company may vote proxies under the discretionary authority granted by the proxies solicited by the Board of Directors for such annual meeting.

    The Company's Bylaws provide that, in order to be eligible for consideration at an annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

                                 OTHER MATTERS

    Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

    The Annual Report of the Company for the year ended June 30, 1999, which includes consolidated financial statements audited and reported upon by the Company's independent accountants, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.


    THE FORM 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: ANSON BANCORP, INC., 211 SOUTH GREENE STREET, WADESBORO, NORTH CAROLINA 28170, ATTENTION: EUGENE M. WARD.

                                   By Order of the Board of Directors,



                                   Veda H. Edwards
                                   Secretary


Wadesboro, North Carolina
October 22, 1999

                                  APPENDIX A

                              AGREEMENT AND PLAN

                         OF REORGANIZATION AND MERGER

                                BY AND BETWEEN

                             UWHARRIE CAPITAL CORP

                                      AND

                              ANSON BANCORP, INC.





                                 August 3, 1999

                               TABLE OF CONTENTS

ARTICLE I.  AGREEMENT TO MERGE..........................................  2

     1.01.  Names of Merging Corporations...............................  2
     1.02.  Nature of Transaction.......................................  2
     1.03.  Effect of Merger; Surviving Corporation.....................  2
     1.04.  Assets and Liabilities......................................  2
        a.  Anson.......................................................  2
        b.  Anson Heritage..............................................  3
     1.05.  Conversion of Stock.........................................  3
          a.  Right to Receive Cash.....................................  3
          b.  Exchange Procedures.......................................  4
          c.  Surrender of Certificates.................................  4
          d.  Antidilutive Adjustments..................................  4
          e.  Dissenters' Rights........................................  4
          f.  Lost Certificates.........................................  5
          g.  Outstanding Uwharrie Stock................................  5
     1.06.  Articles, Bylaws and Management.............................  5
     1.07.  Closing; Articles of Merger; Effective Time.................  5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF ANSON....................  6

     2.01.  Organization; Standing; Power...............................  6
     2.02.  Capital Stock...............................................  6
     2.03.  Principal Shareholders......................................  7
     2.04.  Subsidiaries................................................  7
     2.05.  Convertible Securities, Options, Etc........................  7
     2.06.  Authorization and Validity of Agreement;
             Recommendation of Anson's Board
             of Directors...............................................  7
     2.07.  Validity of Transactions; Absence of
             Required Consents or Waivers...............................  8
     2.08.  Anson Books and Records.....................................  8
     2.09.  Anson Reports...............................................  8
     2.10.  Anson Financial Statements..................................  9
     2.11.  Tax Returns and Other Tax Matters...........................  9
     2.12.  Absence of Material Adverse Changes
             or Certain Other Events.................................... 10
     2.13.  Absence of Undisclosed Liabilities.......................... 10
     2.14.  Compliance with Existing Obligations........................ 10
     2.15.  Litigation and Compliance with Law.......................... 11
     2.16.  Real Properties............................................. 12
     2.17.  Loans, Accounts, Notes and Other Receivables................ 12
     2.18.  Securities Portfolio and Investments........................ 13
     2.19.  Personal Property and Other Assets.......................... 14

    2.20.  Patents and Trademarks..............................  14
    2.21.  Environmental Matters...............................  14
    2.22.  Absence of Brokerage or Finders Commissions.........  16
    2.23.  Material Contracts..................................  16
    2.24.  Employment Matters; Employee Relations..............  16
    2.25.  Employment Agreements; Employee Benefit Plans.......  17
    2.26.  Insurance...........................................  19
    2.27.  Insurance of Deposits...............................  19
    2.28.  Obstacles to Regulatory Approval....................  20
    2.29.  Disclosure..........................................  20

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF UWHARRIE.......  20

    3.01.  Organization; Standing; Power.......................  20
    3.02.  Authorization and Validity of Agreement.............  20
    3.03.  Validity of Transactions; Absence of
           Required Consents or Waivers........................  21
    3.04.  Obstacles to Regulatory Approval....................  21
    3.05.  Disclosure..........................................  21
    3.06.  No Shareholder Approval.............................  22
    3.07.  Funds Availability..................................  22
    3.08.  Compliance with Capital Adequacy Guidelines.........  22

ARTICLE IV.  COVENANTS OF ANSON................................  22

    4.01.  Affirmative Covenants of Anson......................  22
            a.  Meeting of Shareholders........................  22
            b.  Preparation and Distribution of
                  Proxy Statement..............................  22
            c.  Recommendation of Anson's
                  Board of Directors...........................  23
            d.  Conduct of Business Prior to Effective Time....  23
            e.  Notice of Certain Changes or Events............  24
            f.  Further Action; Instruments of Transfer, etc...  24
            g.  Termination and Funding of Anson Pension Plan..  24
            h.  Application for Bank Charter...................  24
    4.02.  Negative Covenants of Anson.........................  24
            a.  Amendments to Articles of Incorporation
                  or Bylaws....................................  24
            b.  Change in Capital Stock........................  25
            c.  Options, Warrants and Rights...................  25
            d.  Dividends......................................  25
            e.  Employment, Benefit or Retirement
                  Agreements or Plans..........................  25
            f.  Increase in Compensation.......................  25
            g.  Accounting Practices...........................  26
            h.  Acquisitions; Additional Branch Offices........  26
            i.  Changes in Business Practices..................  26

              j.  Exclusive Merger Agreement..........................  26
              k.  Acquisition or Disposition of Assets................  27
              l.  Debt; Liabilities...................................  27
              m.  Liens; Encumbrances.................................  27
              n.  Waiver of Rights....................................  28
              o.  Other Contracts.....................................  28

ARTICLE V.  COVENANTS OF UWHARRIE.....................................  28

     5.01.  Board of Directors........................................  28
     5.02   Dividends.................................................  28
     5.03   Inconsistent Agreements...................................  28
     5.04   Reimbursement for Certain Expenses........................  29

ARTICLE VI.  MUTUAL AGREEMENTS........................................  29

     6.01.  Regulatory Approvals......................................  29
     6.02.  Information for Preparation of Applications
              and Proxy Statement.....................................  29
     6.03.  Access....................................................  30
     6.04.  Costs.....................................................  30
     6.05.  Announcements.............................................  30
     6.06.  Environmental Studies.....................................  30
     6.07.  Employees; Severance Payments
              Employee Benefits.......................................  31
              a.  Employment Agreements...............................  31
              b.  Employment of Other Anson Employees.................  31
              c.  Severance Compensation..............................  32
              d.  Employee Benefits...................................  32
              e.  Employee Bonus......................................  33
     6.08.  Confidentiality...........................................  33
     6.09.  Directors' and Officers' Liability Insurance..............  33

ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER..........................  34

     7.01.  Conditions to all Parties' Obligations....................  34
              a.  Approval by Governmental or Regulatory
                   Authorities; No Disadvantageous Conditions.........  34
              b.  Adverse Proceedings, Injunction, Etc................  34
              c.  Proxy Materials.....................................  34
              d.  Approval by Boards of Directors and
                   Shareholders.......................................  34
              e.  Fairness Opinion....................................  35
              f.  No Termination or Abandonment.......................  35
              g.  Articles of Merger..................................  35
     7.02.  Additional Conditions to Anson's Obligations..............  35
              a.  Compliance with Laws................................  35

             b.  Uwharrie's Representations and Warranties and
                   Performance of Agreements; Officers' Certificate.....  36
             c.  Legal Opinion of Uwharrie Counsel......................  36
             d.  Other Documents and Information from Uwharrie..........  36
             e.  Acceptance by Anson's Counsel..........................  36
     7.03.  Additional Conditions to Uwharrie's Obligations.............  36
             a.  Material Adverse Change................................  36
             b.  Compliance with Laws...................................  36
             c.  Anson's Representations and Warranties and
                   Performance of Agreements; Officers' Certificate.....  37
             d.  Legal Opinion of Anson Counsel.........................  37
             e.  Other Documents and Information from Anson.............  37
             f.  Acceptance by Uwharrie's Counsel.......................  37
             g.  Certain Merger Expenses................................  37
             h.  Pension Plan Expenses..................................  37

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES............................  38

     8.01.  Mutual Termination..........................................  38
     8.02.  Unilateral Termination......................................  38
             a.  Termination by Uwharrie................................  38
             b.  Termination by Anson...................................  39
     8.03.  Breach; Remedies............................................  39

ARTICLE IX.  INDEMNIFICATION............................................  40

     9.01.  Indemnification.............................................  40

ARTICLE X.  INDIVIDUAL AGREEMENTS OF ANSON'S DIRECTORS..................  41

     10.01.  Actions as a Directors.....................................  41
     10.02.  Actions as an Individual...................................  41
     10.03.  Definitions................................................  42
              a.  Compete...............................................  42
              b.  Customer..............................................  42
              c.  Financial Institution.................................  42
              d.  Person................................................  42

ARTICLE XI.  MISCELLANEOUS PROVISIONS...................................  43

     11.01.  "Previously Disclosed" Information.........................  43
     11.02.  Survival of Representations, Warranties,
               Indemnification and Other Agreements.....................  43
              a.  Representations, Warranties and Other
                    Agreements..........................................  43
              b.  Indemnification.......................................  43
     11.03.  Waiver.....................................................  43

     11.04.  Amendment..............................................  43
     11.05.  Notices................................................  44
     11.06.  Further Assurance......................................  44
     11.07.  Headings and Captions..................................  44
     11.08.  Entire Agreement.......................................  44
     11.09.  Severability of Provisions.............................  44
     11.10.  Assignment.............................................  44
     11.11.  Counterparts...........................................  45
     11.12.  Governing Law..........................................  45

SIGNATURES.....................................................  45 & 46

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 BY AND BETWEEN
                              ANSON BANCORP, INC.
                                      AND
                             UWHARRIE CAPITAL CORP


          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 3rd day of August 1999, by and among ANSON BANCORP, INC. ("Anson") and UWHARRIE CAPITAL CORP ("Uwharrie").

          WHEREAS, Anson is a North Carolina corporation with its principal office and place of business located in Wadesboro, North Carolina, and is the sole shareholder and parent company of Anson Savings Bank, Inc., a North Carolina stock chartered savings bank (the "Bank"); and,

          WHEREAS, Uwharrie is a North Carolina corporation with its principal office and place of business located in Albemarle, North Carolina, and is a registered bank holding company with direct and indirect banking and non-banking subsidiaries; and,

          WHEREAS, Uwharrie and Anson have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Anson to be merged into Uwharrie with the effect that each of the outstanding shares of Anson's common stock will be converted into the right to receive an amount of cash, all in the manner and upon the terms and conditions contained in this Agreement; and,

          WHEREAS, to effectuate the foregoing, Uwharrie and Anson desire to adopt this Agreement which will provide, among other terms and conditions, that Uwharrie will form a wholly-owned North Carolina corporation to be named Anson Heritage, Inc. ("Anson Heritage") which will merge with Anson, causing Anson to become the wholly-owned subsidiary of Uwharrie, and that Anson Heritage subsequently will be merged with and into Uwharrie; and,

          WHEREAS, to effectuate the foregoing, Uwharrie and Anson desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

          WHEREAS, while Anson's Board of Directors has approved this Agreement, Anson has executed this Agreement subject to the approval of its shareholders and has agreed to present a proposal to approve the Agreement and the Plan of Anson Heritage Merger appended hereto to its shareholders at its annual meeting and will recommend to Anson's shareholders that they approve the Agreement and Plan of Anson Heritage Merger and the transactions described herein; and,

     WHEREAS, on the date hereof Uwharrie and Anson have entered into a Stock Option

Agreement providing for the grant to Uwharrie by Anson of an option to purchase certain shares of the Common Stock of Anson; and

          WHEREAS, Uwharrie has executed this Agreement with the approval of its Board of Directors, including approval of the Plan of Anson Heritage Merger and the Plan of Uwharrie Merger and the transactions described herein; and,

          NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Uwharrie and Anson hereby adopt and make this Agreement and mutually agree as follows:


                        ARTICLE I.  AGREEMENT TO MERGE

     1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are Anson Bancorp, Inc. ("Anson"), Uwharrie Capital Corp ("Uwharrie") and Anson Heritage, Inc. ("Anson Heritage").

     1.02. Nature of Transaction. Subject to the provisions of this Agreement, at the "Anson Heritage Merger Effective Time" (as defined in Paragraph 1.07 below), Anson shall be merged into and with Anson Heritage pursuant to N.C. Gen. Stat. (S) 55-11-01 and the Plan of Anson Heritage Merger attached hereto as Exhibit A (the "Anson Heritage Merger") and immediately thereafter, at the "Uwharrie Merger Effective Time" (as defined in paragraph 1.07 below), Anson Heritage as the resulting corporation from the Anson Heritage Merger shall merge with and into Uwharrie pursuant to N.C. Gen. Stat. (S) 55-11-04 and the Plan of Uwharrie Merger attached hereto as Exhibit B (the "Uwharrie Merger").

     1.03. Effect of Merger; Surviving Corporation. Subject to the terms and conditions of this Agreement and pursuant to the applicable provisions of North Carolina Law (a) at the Anson Heritage Merger Effective Time and as provided in the Plan of Anson Heritage Merger and N.C. Gen. Stat. (S) 55-11-06, the separate corporate existence of Anson shall cease and Anson Heritage shall continue as the surviving corporation with all of its purposes, objects, rights, privileges, power and franchises. At the Uwharrie Merger Effective Time and as provided in N.C. Gen. Stat. (S) 55-11-06, by reason of the Uwharrie Merger the separate corporate existence of Anson Heritage shall cease while the corporate existence of Uwharrie as the surviving corporation in the Uwharrie Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Uwharrie Merger. Following the Uwharrie Merger, the Bank shall continue to operate as the wholly-owned savings bank subsidiary of Uwharrie and, as a North Carolina savings bank, will continue to conduct its business and the business of the Bank at the then legally established office of the Bank. The duration of the corporate existence of Uwharrie, as the surviving corporation, shall be perpetual and unlimited.

     1.04.  Assets and Liabilities.

                 a. Anson. At the Anson Heritage Merger Effective Time and by reason of the

Anson Heritage Merger, and in accordance with N.C. Gen. Stat. (S) 55-11-06, all of Anson's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Anson, whether tangible or intangible) shall be transferred to and vest in Anson Heritage, and Anson Heritage shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Anson, all without any conveyance, assignment or further act or deed; and, Anson Heritage shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Anson as of the Anson Heritage Merger Effective Time.

          b. Anson Heritage. At the Uwharrie Merger Effective Time and by reason of the Uwharrie Merger, and in accordance with N.C. Gen. Stat.
(S) 55-11-06, all of Anson Heritage's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Anson Heritage, whether tangible or intangible) shall be transferred to and vest in Uwharrie, and Uwharrie shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Anson Heritage, all without any conveyance, assignment or further act or deed; and Uwharrie shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Anson Heritage as of the Uwharrie Merger Effective Time.

     1.05.  Conversion of Stock.

          a. Right to Receive Cash. At the Anson Heritage Merger Effective Time, all rights of Anson's shareholders with respect to all then outstanding shares of Anson's no par value common stock ("Anson Stock") shall cease to exist and, as consideration for and to effectuate the Anson Heritage Merger (and except as otherwise provided below) each such outstanding share of Anson Stock (other than any shares held by shareholders who properly exercise "dissenters' rights" pursuant to Article 13 of the North Carolina Business Corporation Act as provided below) shall be converted, without any action on the part of the holder of such share, Uwharrie, Anson or Anson Heritage, into the right to receive $17.30 in cash.

          At the Anson Heritage Merger Effective Time, and without any action by Anson, Uwharrie or any holder of Anson stock, Anson's stock transfer books shall be closed as to shareholders of Anson Stock immediately prior to the Anson Heritage Merger Effective Time and, thereafter, no transfer of Anson Stock by any such holder may be made or registered; and the holders of shares of Anson Stock shall cease to be, and shall have no further rights as, shareholders of Anson other than as provided herein. Following the Anson Heritage Merger Effective Time, certificates representing shares of Anson Stock outstanding at the Anson Heritage Merger Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) a check for the amount of cash to which such holders shall have become entitled on the basis of the per share price set forth above, or, (ii) in the case of shares of Anson Stock held by shareholders who properly exercise "dissenters' rights" pursuant to Article 13 of the North Carolina Business Corporation Act as provided below, cash as provided in Article 13 of the North Carolina Business Corporation Act.

          b. Exchange Procedures. At the Anson Heritage Merger Effective Time, Uwharrie shall issue and deliver to Bank of Stanly (or such other bank as Uwharrie shall designate), in its capacity as Uwharrie's agent for purposes of the exchange of Anson Stock for cash (the "Exchange Agent"), one check representing the aggregate amount of cash to which all holders of Anson Stock shall have become entitled as provided above. As promptly as practicable following the Anson Heritage Merger Effective Time, Uwharrie shall send or cause to be sent to each former shareholder of Anson of record immediately prior to the Anson Heritage Merger Effective Time written instructions and transmittal materials in a form mutually agreed upon by Uwharrie and Anson (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions) of a properly completed Transmittal Letter by a former shareholder of Anson, the Exchange Agent shall issue a check in the name of such shareholder for the amount of cash to which such shareholder shall have become entitled and shall deliver the same to such shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

          c. Surrender of Certificates. Subject to Paragraph 1.05.f. below, no check shall be delivered to any former shareholder of Anson unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Anson Stock, together with a properly completed Transmittal Letter. No dividend or other distribution shall be payable with respect to any shares of Anson Stock subsequent to the Anson Heritage Merger Effective Time. The Exchange Agent shall continue to hold the amount payable to each former shareholder of Anson until such amount is claimed by that shareholder in accordance with the above procedures or until such amount is required to be paid or delivered to a public official pursuant to an applicable abandoned property, escheat, or similar law. Neither Uwharrie, Anson, nor the Exchange Agent, shall have any obligation to pay any interest on any amount of cash payable to a former shareholder of Anson for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither Uwharrie, Anson, nor the Exchange Agent shall be liable to a former holder of Anson Stock for any amount paid or delivered in good faith to a public official pursuant to any such applicable abandoned property, escheat, or similar law.

          d. Antidilutive Adjustments. If, following the date of this Agreement, Anson shall change the number of outstanding shares of Anson Stock as a result of a dividend payable in shares of Anson Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, or issue any additional shares of Anson Stock then an appropriate and proportionate adjustment will be made to decrease the amount of cash to be paid for each of the outstanding shares of Anson Stock.

          e. Dissenters' Rights. Any shareholder of Anson who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters' Rights") shall be entitled to receive payment of the fair value of his or her shares of Anson Stock in the manner and pursuant to the procedures provided therein. Shares of Anson Stock held by persons who exercise Dissenters' Rights shall not be converted into the right to receive cash as provided in Paragraph 1.05.a. above. However, if any shareholder of Anson who exercises Dissenters' Rights shall fail to perfect his or her Dissenters' Rights, or effectively shall waive or lose such right, then each of his or her shares of Anson Stock, at Uwharrie's sole option, shall be deemed to have been converted into the right to receive cash as of the Anson Heritage Merger Effective Time as provided in Paragraph 1.05.a. above.

          f.   Lost Certificates.   Any shareholder of Anson whose certificate
evidencing shares of Anson Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a check representing the amount of cash to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or Uwharrie pursuant to the provisions of N.C. Gen. Stat. (S) 25-8-405 and N.C. Gen. Stat. (S) 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and Uwharrie).

          g. Outstanding Uwharrie Stock. The status of the shares of the capital stock of Uwharrie which are outstanding immediately prior to the Anson Heritage Merger Effective Time shall not be affected by the Merger.

     1.06. Articles, Bylaws and Management. The Articles of Incorporation and Bylaws of Anson Heritage in effect at the Anson Heritage Merger Effective Time, shall be the Articles of Incorporation and bylaws of Anson Heritage as the surviving corporation. The officers and directors of Anson Heritage in office at the Anson Heritage Merger Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The Articles of Incorporation and bylaws of Uwharrie in effect at the Uwharrie Merger Effective Time shall be the Articles of Incorporation and bylaws of Uwharrie as the surviving corporation. The officers and directors of Uwharrie in office at the Uwharrie Merger Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.07. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Uwharrie in Albemarle, North Carolina, or at such other place as Uwharrie shall designate, on a date mutually agreed to by Uwharrie and Anson (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Anson Heritage Merger by governmental or regulatory authorities, the shareholders of Anson and the satisfaction of all other conditions precedent thereto specified in Article VII hereof (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, Uwharrie, Anson and Anson Heritage shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Anson Heritage Merger and cause it to become effective, and shall execute

Articles of Anson Heritage Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Exhibit A hereto.

          Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of government and regulatory authorities), the Anson Heritage Merger shall be effective on the date and at the time (the "Anson Heritage Merger Effective Time") designated in the Articles of Anson Heritage Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; immediately following the Anson Heritage Merger Effective Time, Uwharrie and Anson Heritage shall take such actions (including without limitation the delivery of certain closing documents, as are required herein and shall otherwise be required by law) to consummate the Uwharrie Merger and cause it to become effective. The Uwharrie Merger shall become effective on the same date as the Anson Heritage Merger, at such time following the Anson Heritage Merger Effective Time as Uwharrie specifies in its Articles of Merger (which shall contain a "Plan of Merger" substantially in the form of Exhibit B hereto), filed with the North Carolina Secretary of State; provided, however, that the date and time so specified as the Effective Time for either the Anson Heritage Merger or the Uwharrie Merger shall in no event be more than ten days following the Closing Date. If either the Articles of Merger for the Anson Heritage Merger or the Uwharrie Merger do not designate a date or specify a time as the Effective Time, then the respective Effective Times shall be that date and time when the Anson Heritage Merger Articles of Merger or Uwharrie Merger Articles of Merger are properly filed with the North Carolina Secretary of State.


              ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF ANSON

     Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 11.01. below) to Uwharrie, Anson hereby makes the following representations and warranties to Uwharrie.

     2.01. Organization; Standing; Power. Anson and the Bank each (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation and a savings bank, respectively) under the laws of North Carolina;
(ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Anson and the Bank considered as one enterprise; and, (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect.

     2.02. Capital Stock. Anson's authorized capital stock consists of 20,000,000 shares of common stock, no par value per share and 5,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, 585,124 shares of Anson Stock are issued and outstanding.

No shares of Anson's preferred stock are issued and outstanding.

          The Bank's authorized capital stock consists of 100,000 shares of common stock, no par value per share ("Bank Stock"), of which 1,000 shares are issued and outstanding and constitutes the Bank's only outstanding security. The outstanding shares of Bank Stock are owned of record and beneficially by Anson.

          Each outstanding share of Anson Stock and Bank Stock, respectively,
(i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the registration requirements under the Securities Act of 1933, as amended, or of an applicable exemption from such registration requirements.

     2.03. Principal Shareholders. No person or entity is known to Anson to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Anson Stock.

     2.04. Subsidiaries. Anson is the record and beneficial owner of all of the issued and outstanding shares of capital stock of the Bank. Otherwise, neither Anson nor the Bank has any subsidiary (direct or indirect), nor owns any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity.

     2.05. Convertible Securities, Options, Etc. Neither Anson nor the Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Anson Stock or Bank Stock or any other securities of Anson or the Bank, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Anson Stock or Bank Stock or any other securities of Anson or the Bank, or (iii) plan, agreement or other arrangement pursuant to which shares of Anson Stock or Bank Stock or any other securities of Anson or the Bank, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.06. Authorization and Validity of Agreement; Recommendation of Anson's Board of Directors. This Agreement has been duly and validly approved by Anson's Board of Directors and executed and delivered on Anson's behalf.
Subject only to approval of this Agreement by the shareholders of Anson in the manner required by law (as contemplated by Paragraph 4.01.a. below) and required approvals of regulatory authorities (as contemplated by Paragraph 7.01.a. below), (i) Anson has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Anson to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been executed on behalf of Anson and constitutes a valid and binding agreement of Anson enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

          Anson's Board of Directors has adopted resolutions to the effect that it considers the Anson Heritage Merger to be advisable and in the best interests of Anson and its shareholders, and that it recommends that Anson's shareholders vote their shares of Anson Stock at the Shareholder Meeting (as defined below) in favor of ratification and approval of this Agreement and the Plan of Anson Heritage Merger contained herein.

     2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Anson and the Bank considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Anson with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Anson's Articles of Incorporation or Bylaws, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Anson or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Anson's or the Bank's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Anson or the Bank; or, (v) interfere with or otherwise adversely affect Anson's or the Bank's ability to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of Uwharrie to carry on such business after the Effective Time.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with Anson's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities as described in Paragraph 7.01.a. below and of Anson's shareholders as described in Paragraph 7.01.d. below.

     2.08. Anson Books and Records. Anson's and the Bank's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Anson's and the Bank's respective items of income and expense and all of their respective assets, liabilities and shareholders' equity. The respective minute books of Anson and the Bank accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Uwharrie and its representatives.

     2.09. Anson Reports. Since June 19, 1998, and where the failure to file has had or could have a material adverse effect on Anson and the Bank considered as one enterprise, management,

Anson and the Bank each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the Board of Governors of the Federal Reserve System (the "FRB"),
(iii) the Securities and Exchange Commission (the "SEC"), (iv) the Administrator of the North Carolina Savings Institutions Division (the "Administrator"), or
(v) any other governmental or regulatory authorities having jurisdiction over Anson or the Bank. All such reports, registrations and statements filed by Anson or the Bank with the FDIC, the FRB, the SEC, the Administrator or other such regulatory authority are collectively referred to herein as the "Anson Reports." As of their respective dates, to the best knowledge and belief of Anson's management, each Anson Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed (as the same were in effect at the time of such filing) and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Anson nor the Bank has been notified that any such Anson Report was deficient in any material respect as to form or content. Anson shall deliver to Uwharrie, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it or the Bank with the FDIC, the SEC, the FRB, the Administrator or any other such regulatory authority following the date of this Agreement.

     2.10. Anson Financial Statements. Anson has delivered to Uwharrie a copy of (i) Anson's or the Bank's, as the case may be, condensed statements of financial condition as of June 30, 1998 and March 31, 1999 and its condensed statements of income for the three months ended March 31, 1998 and 1999, condensed statements of income for the nine months ended March 31, 1998 and 1999 and condensed statements of cash flows for the nine months ended March 31, 1999, all unaudited (the "Anson Financial Statements"); and, following the date of this Agreement, Anson promptly will deliver to Uwharrie all other annual or interim financial statements hereafter prepared by or for Anson. The Anson Financial Statements and (including any related notes and schedules thereto) (i) are in accordance with Anson's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Anson's consolidated financial condition, assets and liabilities, results of operations, and changes in cash flows as of the dates indicated and for the periods specified therein. The Anson Financial Statements (except for the interim periods) have been audited by Anson's independent certified public accountants, Faulkner and Thompson, P.A.

     2.11.  Tax Returns and Other Tax Matters.   (i)  Anson and the Bank each
has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Anson, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Anson or the Bank or their property have been fully paid (other than taxes or charges which are not yet delinquent, are being contested in good faith, have not been finally determined or for which there are adequate reserves that were established on or before June 30, 1998), and, with respect to any such taxes to become due from Anson or the Bank for any period or periods through and including June 30, 1998, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Anson Financial Statements; (iii) the income, profits, franchise, sales, use, excise, withholding, employment and other tax returns of Anson and the Bank have not been subject to audit by the Internal Revenue Service ("IRS") or the Department of Revenue of the State of North Carolina in the last ten years and neither Anson nor the Bank has received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) neither Anson nor the Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Anson or the Bank have been provided for in the Anson Financial Statements in all material respects.

     2.12.  Absence of Material Adverse Changes or Certain Other Events.

          a. Except for changes in laws or regulations or interest rates that affect financial institutions generally and for required changes in accounting methods, since June 30, 1998, Anson and the Bank have conducted their respective businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Anson, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Anson or the Bank or in their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

          b. Since June 30, 1998, and other than in the ordinary course of its business, neither Anson nor the Bank has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13. Absence of Undisclosed Liabilities. The Anson Financial Statements reflect all material liabilities of Anson and the Bank required to be reflected therein pursuant to GAAP, and neither Anson nor the Bank has any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in Anson Interim Financial Statements, (ii) obligations or liabilities incurred in the ordinary course of their business since March 31, 1999 and which are not, individually or in the aggregate, material to Anson and the Bank considered as one enterprise, or (iii) liabilities or obligations for customary expenses directly related to the Anson Heritage Merger and the termination of, if appropriate and agreed to by Uwharrie and Anson, the Anson Pension Plan (as defined below).

     2.14. Compliance with Existing Obligations. Anson and the Bank each has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Anson or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected where the effect of any such nonperformance, default or violation could have a material adverse effect on Anson and the Bank considered as one enterprise.

     2.15.  Litigation and Compliance with Law.

          a. There are no material actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Anson or the Bank, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Anson or the Bank, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Anson or the Bank or any of their properties or assets which, if determined adversely, could result in liability on the part of Anson or the Bank for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Anson's or the Bank's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or which could impair the ability of Anson to consummate the Merger;

          b. Anson and the Bank each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits, the effect of which could have a material adverse effect on Anson and the Bank considered as one enterprise; and no proceeding is pending or, to the best knowledge of management of Anson and the Bank, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

          c. Neither Anson nor the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the Administrator or the FRB) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Anson or the Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Anson or the Bank; and, neither Anson nor the Bank has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award;

          d. Neither Anson nor the Bank is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Bank) and, to the best knowledge and belief of management of Anson and the Bank, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.16.  Real Properties.   Anson has Previously Disclosed to Uwharrie a
listing of all real property owned by Anson or the Bank and which are being used or held for future use in connection with their respective businesses (the "Real Property") and all other real estate owned by Anson or the Bank (including without limitation all foreclosed properties owned by the Bank) (the "OREO"). Anson or the Bank, as the case may be, have good and marketable fee simple title to all such Real Property and OREO and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property or OREO and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby.

          To the best of the knowledge and belief of management of Anson, the Real Property and OREO complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

          All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which interferes with Anson's (or will interfere with Uwharrie's) use or materially affects the economic value thereof.

          Anson is not a party to any real property lease, whether as lessor or lessee.

     2.17.  Loans, Accounts, Notes and Other Receivables.

          a. All loans, accounts, notes and other receivables reflected as assets on the Bank's books and records (A) have resulted from bona fide business transactions in the ordinary course of the Bank's operations, (B) in all material respects were made in accordance with the Bank's standard loan policies and procedures, and (C) are owned by the Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          b. All records of the Bank regarding all outstanding loans, accounts, notes and other receivables, and the OREO, are accurate in all material respects, and, with respect to each loan which the Bank's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Bank?s records of such loan.

          c. To the best knowledge of management of the Bank, each loan reflected as an asset on the Bank's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

          d. The Bank has Previously Disclosed to Uwharrie a listing of (A) each loan, extension of credit or other asset of the Bank which, as of June 30, 1999, is classified by the FDIC, the Administrator or by the Bank as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which the Bank has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of Anson which, as of June 30, 1999, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

          e. To the best knowledge and belief of Anson's management, each of the Bank's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (d) above) is collectible in the ordinary course of the Bank's business in an amount which is not less than the amount at which it is carried on the Bank's books and records.

          f. The Bank's reserve for possible loan losses (the "Loan Loss Reserve") shown in the Bank's Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Administrator and, in the best judgment of the Bank's management, is reasonable in view of the size and character of the Bank's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in the Bank's loan portfolio and other real estate owned.

     2.18. Securities Portfolio and Investments. All securities owned by Anson or the Bank for its own account (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Anson or the Bank to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of the Bank's business to secure public funds deposits). There are no voting trusts or other agreements or undertakings to which Anson or the Bank is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Anson or the Bank has "purchased" securities under agreement to resell (if any), Anson and the Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Anson or the Bank which is secured by such collateral.

          Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1999, there has been no significant deterioration or material adverse change in the quality of Anson's or the Bank's securities portfolio.

     2.19. Personal Property and Other Assets. All assets of Anson and the Bank (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Anson or the Bank or otherwise used by Anson or the Bank in the operation of its business) are owned by Anson and the Bank free and clear of all material liens, leases, encumbrances, title defects or exceptions to title. All of the Bank's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

     2.20. Patents and Trademarks. Anson and the Bank each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, neither Anson nor the Bank has violated, and neither of them currently are in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.21.  Environmental Matters.

          a. Anson has Previously Disclosed and provided to Uwharrie copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property, the OREO or any of its Loan Collateral and any improvements thereon, or to any violation of applicable Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, the OREO, any Loan Collateral or otherwise involving Anson or the Bank.

          b. Except in compliance with applicable Environmental Laws (as defined below), there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up in a reportable or regulated quantity of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radiation ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property (or, to the best knowledge and belief of management of Anson, the OREO) since the date Anson or the Bank first acquired or occupied such parcel or, to the best of the knowledge and belief of management of Anson, at any time prior thereto.

          c. Except where such violation would not have a material adverse effect on Anson or the Bank considered as one enterprise, neither Anson nor the Bank has violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and, to the best knowledge and belief of management of Anson and the Bank, there has been no violation of any Environmental Laws (defined below, including any violation with respect to or relating to any OREO or Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Anson or the Bank is or may be responsible or liable.

          d. Neither Anson nor the Bank has received notice of any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or the OREO or, to the best knowledge of management of the Bank, any Loan Collateral.

          e. No facts, events or conditions relating to the Real Property, the OREO, or, to the best knowledge of management of the Bank, any Loan Collateral, or the operations of Anson or the Bank at its office location, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

               For purposes of this Agreement, "Environmental Laws" shall include, without limitation:

               (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

               (ii) all contractual agreements, and

               (iii)  all common law,

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time).

     2.22. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by Anson or its exclusive agent, Trident Financial Corporation (?Trident?), directly with Uwharrie; (ii) no person or firm other than Trident has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Anson or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) Anson has not agreed to pay any brokerage fee or other commission to any person or entity other than Trident in connection with the transactions described herein.

     2.23. Material Contracts. Neither Anson nor the Bank is a party to or bound by any agreement (i) which involves money or other property in an amount or with a value in excess of $15,000, (ii) which is not to be performed in full prior to June 30, 2000, (iii) which calls for the provision of goods or services to Anson or the Bank and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Anson or the Bank and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits Anson or the Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Bank's business), (vii) which involves the purchase or sale of any assets of Anson or the Bank, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Anson or the Bank, or
(viii) which was made or entered into with any director, officer or principal shareholder of Anson or the Bank (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of the Bank's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

          Neither Anson nor the Bank is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Anson or the Bank.

     2.24. Employment Matters; Employee Relations. Anson and the Bank each (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in material compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of Anson or the Bank, asserted that Anson or the Bank is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

          There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Anson or the Bank, threatened, against Anson or the Bank (or any of their respective employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

          Neither Anson nor the Bank is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending, or to the best knowledge of management of Anson or the Bank, threatened labor dispute, work stoppage or strike involving Anson or the Bank and any of its employees, or any pending or threatened proceeding in which it is asserted that Anson or the Bank has committed an unfair labor practice; and, neither Anson nor the Bank is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25.  Employment Agreements; Employee Benefit Plans.

          a. Neither Anson nor the Bank is a party to or bound by any employment agreements with any of its directors, officers or employees.

          b. Anson has Previously Disclosed to Uwharrie a listing of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Anson or the Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to Uwharrie. Except as Previously Disclosed to Uwharrie, neither Anson nor the Bank maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of
(S) 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of (S) 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of (S) 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of (S) 3(2) of ERISA and which is intended to be qualified under (S) 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each amendment thereto has received a favorable determination letter from the IRS, and neither Anson nor the Bank is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Anson or the Bank) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed (allowing for any permitted extensions of filing deadlines).

          c. All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Anson or the Bank, to the extent subject to ERISA, currently are, and at all times have been, in substantial compliance with all material provisions and requirements of ERISA, the Code, the Consolidated Omnibus Reconciliation Act of 1986 and regulations promulgated thereunder ("COBRA") and other applicable laws, the noncompliance of which will not have a material impact upon the business of Anson or the Bank. There is no pending or, to the knowledge of management of Anson and the Bank, threatened litigation relating to any Plan or any such Plan previously maintained by Anson or the Bank. Neither Anson nor the Bank has (i) engaged in a transaction with respect to any Plan that could subject Anson or the Bank to a tax or penalty imposed by either (S) 4975 of the Code or (S) 502(i) of ERISA or (ii) materially breached any duty or failed to perform any obligation imposed upon plan fiduciaries or plan administrators under ERISA.

          d. Anson has delivered to Uwharrie a true, correct and complete copy (including copies of all amendments thereto) of the 1990 Anson Savings Bank noncontributory defined benefit plan (the "Anson Pension Plan"), together with true, correct and complete copies of the current summary plan description relating to the Anson Pension Plan, the most recent determination letter received from the IRS regarding the Anson Pension Plan, and the most recently filed Annual Report (Form 5500 series) and related schedules, if any, for the Anson Pension Plan.

          The Anson Pension Plan is intended to be qualified under the provisions of (S) 401(a) of the Code, the trust under the Anson Pension Plan is intended to be an exempt trust under (S) 501(a) of the Code, and Anson has received a determination letter with respect to the Anson Pension Plan to said effect, including a determination letter covering the current terms and provisions of the Anson Pension Plan. There are no issues relating to said qualification or exemption of the Anson Pension Plan currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Anson Pension Plan and the administration thereof are in substantial compliance (and have been in substantial compliance since the establishment of the Anson Pension Plan) with all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Anson Pension Plan, the noncompliance of which of which will not have a material impact upon the business of Anson or the Bank. Without limiting the generality of the foregoing, all reports and returns with respect to the Anson Pension Plan required to be filed with any governmental department, agency, service or other authority have been properly and timely filed (allowing for any permitted extensions of filing deadlines). There are no issues or disputes with respect to the Anson Pension Plan or the administration thereof currently existing between Anson, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Anson or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Anson Pension Plan.

          e. No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Anson or the Bank with respect to the Anson Pension Plan or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Anson. The Anson Pension Plan is and has been the only defined benefit pension plan maintained by Anson or the Bank. Neither Anson nor the Bank presently contributes to a "Multiemployer Plan" or has contributed to such a plan within the five calendar years since June 30, 1994. All contributions required to be made under the terms of the Plan have been timely made. Neither the Anson Pension Plan nor any other "employee benefit pension plan" maintained by Anson or the Bank has an "accumulated funding deficiency" (whether or not waived) within the meaning of
(S) 412 of the Code or (S) 302 of ERISA. Neither Anson nor the Bank has provided, or is required to provide, security to any "pension plan" or to any "Single Employer Plan pursuant to (S) 401(a)(29) of the Code. Under the Anson Pension Plan and any other "employee benefit pension plan" maintained by Anson or the Bank, as of the last day of the most recently ended plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of (S) 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current fair market value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

          f. There are no restrictions on the rights of Anson to amend or terminate any Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (A) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Plan or other agreement or arrangement to any director, officer, employee or consultant, (B) increase any benefits otherwise payable under any Plan or other agreement or arrangement, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

     2.26. Insurance. Anson and the Bank have in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Uwharrie (the "Policy" or "Policies"). Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and, Anson and the Bank each has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Anson nor the Bank is in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and neither Anson nor the Bank is aware of any facts which would form the basis of any such claim), and neither Anson nor the Bank has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     2.27. Insurance of Deposits. All deposits of Anson are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Anson to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Anson's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28. Obstacles to Regulatory Approval. To the best of the knowledge and belief of management of Anson and the Bank, there exists no fact or condition (including Anson's record of compliance with the Community Reinvestment Act) relating to Anson or the Bank that may reasonably be expected to prevent or materially impede or delay Uwharrie or Anson from obtaining the regulatory approvals required in order to consummate the transactions described herein, and, if any such fact or condition becomes known to Anson, Anson shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of Uwharrie.

     2.29. Disclosure. To the best of the knowledge and belief of management of Anson and the Bank, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Anson or the Bank at any time to Uwharrie in connection with this Agreement (including without limitation information "Previously Disclosed" by Anson), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Anson or the Bank to Uwharrie is or will be a true and complete copy of such document, unmodified except by another document delivered by Anson.

            ARTICLE III. REPRESENTATIONS AND WARRANTIES OF UWHARRIE

     Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 11.01. below) to Anson, Uwharrie hereby makes the following representations and warranties to Anson.

     3.01. Organization; Standing; Power. Uwharrie (i) is duly organized and incorporated, validly existing and in good standing as a corporation under the laws of North Carolina, (ii) has all requisite corporate power and authority to own its respective properties and conduct its respective business as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Uwharrie and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Uwharrie and its subsidiaries considered as one enterprise.

     3.02. Authorization and Validity of Agreement. Subject only to approval of this Agreement by its Board of Directors in the manner required by law (as contemplated by Paragraph 7.01.d. below) and required approvals of regulatory authorities (as contemplated by Paragraph 7.01.a. below), (i) Uwharrie has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize Uwharrie to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Uwharrie enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.03. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Uwharrie and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Uwharrie with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Uwharrie's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Uwharrie is bound or by which it, its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Uwharrie's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Uwharrie; or, (v) interfere with or otherwise adversely affect Uwharrie's ability to carry on its business as presently conducted.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with Uwharrie's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Paragraph 7.01.a. below and of the Boards of Directors of Uwharrie and Anson Heritage as described in Paragraph 7.01.d. below.

     3.04. Obstacles to Regulatory Approval. To the best of the knowledge and belief of the executive officers of Uwharrie, no fact or condition relating to Uwharrie (including Uwharrie's record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay Uwharrie or Anson from obtaining the regulatory approvals required in order to consummate the transactions described herein, and, if any such fact or condition becomes known to the executive officers of Uwharrie, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Anson.

     3.05. Disclosure. To the best of the knowledge and belief of Uwharrie, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Uwharrie at any time to Anson in connection with this Agreement (including without limitation information "Previously Disclosed" by Uwharrie), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Uwharrie to Anson is or will be a true and complete copy of such document, unmodified except by another document delivered by Uwharrie.

     3.06. No Shareholder Approval. No approval of Uwharrie's shareholders is required to consummate the Anson Heritage Merger.

     3.07 Funds Availability. Uwharrie has sufficient funds to pay the aggregate amount necessary to convert the shares of Anson Stock to cash in order to effectuate the Anson Heritage Merger.

     3.08 Compliance with Capital Adequacy Guidelines. Uwharrie meets or exceeds all applicable capital adequacy regulatory standards as of June 30, 1999 and as of the date hereof, and Uwharrie meets or exceeds all applicable capital adequacy regulatory standards on a pro forma basis reflecting the Anson Heritage Merger (including the aggregate amount necessary to convert the shares of Anson Stock to cash) as of the date hereof and the Anson Heritage Merger Effective Time.

                        ARTICLE IV. COVENANTS OF ANSON

     4.01. Affirmative Covenants of Anson. Anson hereby covenants and agrees as follows with Uwharrie.

          a. Meeting of Shareholders. Anson shall cause a meeting of its shareholders (the "Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event later than December 1, 1999) for the purpose of Anson's shareholders voting on the approval of this Agreement and the Plans of Merger included herein. In connection with the call and conduct of and all other matters relating to the Shareholder Meeting (including the solicitation of proxies), Anson shall fully comply with all provisions of applicable law and regulations (including without limitation the Securities Exchange Act of 1934 (the "Exchange Act") and rules and regulations promulgated thereunder by the SEC) and with Anson's Articles of Incorporation and By-laws.

          b. Preparation and Distribution of Proxy Statement. Anson will caused to be prepared a "Proxy Statement" for distribution to Anson's shareholders in connection with Anson's solicitation of voting proxies for use at the Shareholder Meeting. The Proxy Statement shall be in such form and shall contain or be accompanied by such information regarding the Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations (including without limitation the Exchange Act and rules and regulations promulgated thereunder) and otherwise as shall be agreed upon by Uwharrie and Anson. Anson shall cause the Proxy Statement to be filed with the SEC in accordance with its rules and regulations, and Anson shall, as promptly as possible, comply with or otherwise satisfactorily resolve any comments of the SEC thereon. Before the filing of the Proxy Statement with the SEC and again prior to its mailing to Anson's shareholders, Uwharrie shall have the right to review and comment on the form and content of the Proxy Statement.

          Anson will mail the Proxy Statement to its shareholders not less than 20 days prior to the scheduled date of the Shareholder Meeting.

          c. Recommendation of Anson's Board of Directors. Subject to the fulfillment by Anson's Board of Directors of its fiduciary duties to Anson's shareholders in the event a proposal to acquire Anson is received from another party that the Board of Directors reasonably determines to be of materially greater value to the shareholders than the consideration payable by Uwharrie pursuant to this Agreement, or unless Anson's Board of Directors reasonably believes that such a recommendation would violate the directors' fiduciary duties or obligations to Anson or to its shareholders (the "Fiduciary Release"), then the Proxy Statement will state that Anson's Board of Directors considers the Anson Heritage Merger to be advisable and in the best interests of Anson and its shareholders and that the Board of Directors recommends that Anson's shareholders vote their shares of Anson Stock at the Shareholder Meeting in favor of ratification and approval of this Agreement and the Plan of Anson Heritage Merger contained herein.

          d. Conduct of Business Prior to Effective Time. While the parties recognize that the operation of Anson and the Bank until the Effective Time is the responsibility of Anson and the Bank and their respective Boards of Directors and officers, Anson agrees that, between the date of this Agreement and the Anson Heritage Merger Effective Time, Anson will carry on its business, and it will cause the Bank to carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its reasonable ability to do so, Anson agrees that it will:

               (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

               (ii) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

               (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

               (iv) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

               (v) continue to maintain in force insurance such as is described in Paragraph 2.26. above; will not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, will not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

               (vi) promptly provide to Uwharrie such information about Anson and the Bank and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as they reasonably shall request.

          e. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Anson promptly will notify Uwharrie in writing of and provide to it such information as it shall request regarding
(i) any material adverse change in its or the Bank's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Anson herein, or any information disclosed to Uwharrie, to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Anson's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

          f. Further Action; Instruments of Transfer, etc. Anson covenants and agrees with Uwharrie that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Uwharrie all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and, (iii) will cooperate with Uwharrie in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

          g. Termination and Funding of Anson Pension Plan. Prior to the Anson Heritage Merger Effective Time, Anson, with the assistance of First Data Corporation, which shall have been retained by Anson for such purpose, shall take such steps as are required to initiate termination of the Anson Pension Plan in accordance with the standard plan termination procedures under
(S) 4041(a) and (b) of ERISA and to obtain from the IRS a favorable determination upon final termination as to the Anson Pension Plan's qualified status under (SS) 401 and 501 of the Code.

          h. Application for Bank Charter. Anson shall cooperate with Uwharrie to provide all information and to perform all acts and execute and deliver all documents and instruments required to apply to convert the charter of the Bank to that of a North Carolina commercial bank pursuant to N.C. Gen. Stat.
(S) 53-17.2.

     4.02. Negative Covenants of Anson. Anson hereby covenants and agrees that, between the date hereof and the Effective Time, Anson will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of Uwharrie.

          a. Amendments to Articles of Incorporation or Bylaws. Neither Anson nor the Bank will amend its Articles of Incorporation or Bylaws.

          b. Change in Capital Stock. Neither Anson nor the Bank will (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), other than the issuance of shares of Anson Stock upon the exercise of stock options which are outstanding as of the date of this Agreement, or enter into any agreement or understanding with respect to any such action.

          c. Options, Warrants and Rights. Neither Anson nor the Bank will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

          d. Dividends. Anson will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

          e. Employment, Benefit or Retirement Agreements or Plans. Except as required by law, neither Anson nor the Bank will (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Anson or the Bank without a termination penalty or similar liability on no more than thirty (30) days notice by Anson; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

          f. Increase in Compensation. Except as otherwise provided herein, neither Anson nor the Bank will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees which are generally awarded in November of each year or other payments made to employees in connection with existing compensation or benefit plans so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Anson's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans. Additionally, on the first payroll date of Uwharrie following the Closing Date, each employee of the Bank, except Eugene W. Ward, shall receive an additional five percent (5%) salary increase plus an additional salary increase of $60.00 per month and Uwharrie will allow Anson to pay its employees (except Eugene W. Ward and W. LeGrand Bennett, Jr.) the annual bonus, in an amount consistent with prior years, in December 1999 that the Bank will accrue on its books from June 30, 1999 to December 31, 1999.

          g. Accounting Practices. Neither Anson nor the Bank will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          h. Acquisitions; Additional Branch Offices. Neither Anson nor the Bank will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

          i. Changes in Business Practices. Except as may be required by the FDIC, the Administrator, any other governmental or other regulatory agency, or as shall be required by applicable law, regulation or this Agreement, neither Anson nor the Bank will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.d. above).

          j. Exclusive Merger Agreement. Neither Anson nor the Bank will, directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Uwharrie) relating to a merger or other acquisition of Anson or the Bank, or the purchase or acquisition of any Anson Stock or Bank Stock or all or any significant part of Anson's or the Bank's assets; or provide assistance to any person in connection with any such offer; (ii) subject to the Fiduciary Release, disclose to any such person or entity any information not customarily disclosed to the public concerning Anson or the Bank or their business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Anson's or the Bank's assets to any other person or entity, or (iv) subject to the Fiduciary Release, enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

          k. Acquisition or Disposition of Assets. Neither Anson nor the Bank will without the express permission of Uwharrie:

               (i) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a value on Anson's or the Bank's books or a fair market value, whichever is greater, of more than $5,000 for any individual item or asset, or more than $20,000 in the aggregate for all such items or assets;

               (ii) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $5,000 for any individual item or asset, or more than $20,000 in the aggregate for all such items or assets;

               (iii) enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Anson or the Bank for a period longer than 12 months;

               (iv) sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

               (v) sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Anson or the Bank (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Anson's or the Bank's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.
          l. Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta), neither Anson nor the Bank will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

          m. Liens; Encumbrances. Neither Anson nor the Bank will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

          n. Waiver of Rights. Neither Anson nor the Bank will waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

          o. Other Contracts. Neither Anson nor the Bank will enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Anson or the Bank would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Anson or the Bank to make expenditures of more than $10,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Anson's lending operations).

                       ARTICLE V. COVENANTS OF UWHARRIE

     Uwharrie hereby covenants and agrees as follows with Anson.

     5.01. Board of Directors. Subject to their agreement to serve as such, each of the members of the Bank's Board of Directors at the Anson Heritage Merger Effective Time shall continue to serve as a member of the Board of Directors of the Bank. Each such director's service as a director will be at Uwharrie's pleasure and will be subject to Uwharrie's normal policies and procedures regarding the appointment and service of directors of its subsidiary, Bank of Stanly, including directors fees. Notwithstanding the foregoing, Uwharrie agrees that each of the members of the Bank's Board of Directors shall continue to serve in such capacity for no less than one year from the Closing Date if each such member so desires to continue his service as a member of the Board of Directors of the Bank.

     5.02 Dividends. Uwharrie shall not declare, set aside, or pay dividends on any shares of any class of capital stock or make any other distribution of assets to the holders of any shares of any class of capital stock if the payment of such dividends might cause Uwharrie to be unable to meet its obligations under this Agreement.

     5.03 Inconsistent Agreements. Uwharrie shall not enter into any agreement, understanding, or commitment, written or oral, with any other party which is inconsistent in any material respect with the obligations of Uwharrie arising under this Agreement or which would prevent Uwharrie from completing the transactions contemplated by this Agreement; provided, however, nothing in this Agreement shall preclude Uwharrie from negotiating and concluding transactions with respect to a merger or other form of business combination with any other corporation or entity, so long as such transaction or transactions would not prevent, obstruct or delay completing the transactions contemplated by this Agreement.

     5.04 Reimbursement for Certain Expenses. Uwharrie agrees to reimburse Anson for all costs and expenses associated with the employment of W. LeGrand Bennett, Jr. should the transactions contemplated hereby not be consummated.

                         ARTICLE VI. MUTUAL AGREEMENTS

     6.01. Regulatory Approvals. Promptly following the date of this Agreement, Uwharrie and Anson each shall use their respective best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FDIC, the FRB and the Administrator, and to any other applicable federal or state banking or other regulatory authority), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein.

     Anson shall cooperate with Uwharrie in the preparation and filing of an application to the North Carolina State Banking Commission for the purpose of converting the Bank into a North Carolina-chartered commercial bank. The approval of the conversion of the Bank into a North Carolina-chartered commercial bank shall not be, notwithstanding any other provision herein, a prior condition for consummation of the transactions contemplated herein.

     6.02. Information for Preparation of Applications and Proxy Statement. Uwharrie and Anson each shall cooperate with the other in the preparation of all applications to regulatory authorities and the Proxy Statement. Uwharrie and Anson each shall respond promptly to requests for and furnish, and shall use its best efforts to cause its directors, officers, accountants and affiliates to respond promptly to requests for and furnish, all documents, information, financial statements or other material that may be reasonably requested by the other party or its legal counsel for inclusion in or to complete any such application or the Proxy Statement. Before the filing thereof with any regulatory authority, Uwharrie and Anson each shall have the right to review and comment on the form and content of any regulatory application to be filed by the other party in connection with the Anson Heritage Merger and the Uwharrie Merger. Should the appearance of any of the officers, directors, employees or counsel of either Uwharrie or Anson be requested by the other or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

          Uwharrie and Anson each hereby covenants with the other that none of the information provided by it for inclusion in any regulatory application or the Proxy Statement will, at the time such information is furnished, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading. At all times after Uwharrie or Anson shall furnish any such information to the other and up to the Effective Time, the party furnishing such information shall promptly notify the other if it comes to such party's attention that, due to any changes in circumstances or otherwise, any such regulatory application or the Proxy Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     6.03. Access. Following the date of this Agreement and to and including the Anson Heritage Merger Effective Time, Anson shall provide Uwharrie and its employees, accountants, counsel and other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as Uwharrie shall, in its sole discretion, consider to be necessary or appropriate; provided, however, Uwharrie shall attempt to conduct any such review in such a manner as will not interfere unreasonably with Anson's normal operations, or with Anson's relationship with its customers or employees.

     6.04. Costs. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Anson Heritage Merger shall be consummated, Anson and Uwharrie each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing and mailing costs, travel expenses, and, in the case of Anson, all fees owed to Trident and the cost of Anson's "Fairness Opinion" described in Paragraph 7.01.e. below, and, in the case of Uwharrie, the cost of the "Environmental Survey" described in Paragraph
6.06. below).

     6.05. Announcements. Anson and Uwharrie each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make, publish or circulate any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein or as otherwise shall, in the reasonable opinion of the disclosing party's legal counsel, be required by applicable law. In all events, each party shall give the other party a reasonable opportunity to review and comment on any such public announcement, statement or disclosure prior to the time that it is made, published or circulated.

     6.06. Environmental Studies. At its option Uwharrie may cause to be conducted Phase I environmental assessments of the Real Property, the OREO or any Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as Uwharrie shall deem necessary or desirable (collectively, the "Environmental Survey"). Uwharrie shall attempt in good faith to complete all such Phase I environmental assessments within sixty
(60) days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by Uwharrie. If (i) the final results of any Environmental Survey (or any related analytical data) or other information available to Uwharrie reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, the OREO or Loan Collateral at any time prior to the Anson Heritage Merger Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, the OREO or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of their legal counsel or other consultants, Uwharrie believes that Anson, the Bank or either of them (or Uwharrie as successor in interest to Anson) could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Anson, the Bank or either of them could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Anson could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, Uwharrie believes the amount of expenses or liability which Anson, the Bank or either of them (or Uwharrie as successor in interest to Anson) could incur or for which Anson, the Bank or either of them (or Uwharrie as successor in interest to Anson) could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could (x) equal or exceed an aggregate of $50,000 but be less than $250,000, then Uwharrie may reduce the aggregate purchase price for the total number of issued and outstanding shares of Anson Stock by the amount of the environmental-related expense with a corresponding reduction in the purchase price per share to be paid to the holders of Anson Stock or (y) if such environmental-related expense should equal or exceed $250,000, then Uwharrie shall give Anson prompt written notice thereof (together with all information in its possession relating thereto) and, at Uwharrie's sole option and discretion, at any time thereafter and up to the Anson Heritage Merger Effective Time, Uwharrie may terminate this Agreement without further obligation or liability to Anson or its shareholders.

     6.07.   Employees; Severance Payments; Employee Benefits.

          a. Employment Agreements. By virtue of the Anson Heritage Merger and Uwharrie Merger, Uwharrie shall assume Anson's obligations under its existing employment agreement with Eugene M. Ward. Uwharrie agrees that Eugene
M. Ward may fulfill the first year of his existing employment agreement after the Closing Date as a marketing-public relations officer of the Bank, serving at the pleasure of the Board of Directors of the Bank. It is also understood by Uwharrie that the last two years of the employment of Eugene M. Ward under said agreement shall be effected, in Eugene M. Ward's discretion, either by a lump sum payment or in two equal payments over two tax years of the balance of the compensation due and owing and that Eugene M. Ward would be relieved of any further duties, obligations or responsibilities to the Bank and Uwharrie.

          b. Employment of Other Anson Employees. With respect to employees who are not parties to employment agreements with Anson and provided they remain employed by

Anson at the Effective Time, Uwharrie will employ such employees who accept such employment with Uwharrie on an "at will" basis. Employment so offered by Uwharrie to an employee of Anson shall be in such a position and for such rate of compensation as Uwharrie shall determine in its sole discretion; provided, however, in no event shall such rate of compensation be less than the employee's increased compensation determined pursuant to 4.02.f. Notwithstanding anything contained herein to the contrary, Uwharrie shall have the right to terminate the employment of any such employee for cause, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Uwharrie to employ any such person for any specific period of time or in any specific position or to restrict Uwharrie's right to terminate the employment of any such person at any time, with or without cause and for any reason satisfactory to it.

          c. Severance Compensation. With respect to any employee of Anson (other than employees who are parties to employment agreements with Anson) who accepts employment with Uwharrie at the Anson Heritage Merger Effective Time and whose employment is terminated by (i) the employee at any time within the twenty-four months following the Anson Heritage Merger because (a) such employee was requested to work outside of Anson County or (b) employee's base compensation was reduced or (ii) Uwharrie without cause following the Anson Heritage Merger Effective Time but prior to twenty-four (24) months following the Anson Heritage Merger Effective Time, Uwharrie will pay severance compensation to such employee calculated in accordance with the Anson Savings Bank, Inc. Severance Plan dated April 29, 1998.

          d. Employee Benefits. Except as otherwise provided herein, any employee of Anson who becomes an employee of Uwharrie at the Anson Heritage Merger Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by Uwharrie on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Uwharrie. However, each New Employee shall be given credit for his or her full years of service with Anson for purposes of (i) entitlement to vacation and sick leave and for qualification for medical and similar insurance plans, and, (ii) to the extent permitted under ERISA, the Code and any regulations thereunder, eligibility for participation and vesting in Uwharrie's Section 401(k) savings plan and in its Employee Stock Ownership Plan (the "Uwharrie Employee Benefit Plans"); provided, however, that no New Employee will be entitled to or be given credit for past service with Anson for purposes of the calculation or determination of benefits under the Uwharrie Employee Benefit Plans.

               Notwithstanding anything contained herein to the contrary, if Uwharrie shall believe in good faith, upon the advice of its legal counsel or employee benefits consultants, that the granting of any such past service credit would not be permissible under the terms and requirements of ERISA, the Code, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or Uwharrie to any penalty, then Uwharrie shall not be required to give any New Employee any such credit for past service with Anson.

               The number of days of vacation and sick leave, respectively, which shall be available to any New Employee during 1999 as an employee of Uwharrie shall be reduced by the number of days of vacation or sick leave used by such New Employee during 1999 prior to the Effective Time as an employee of Anson.

         e. Employee Bonus. Each employee of the Bank, except for Eugene M. Ward, shall be paid a bonus of two months salary on a date that is ninety (90) days following the Closing Date provided such employee remains employed by the Bank during such ninety (90) day period.

     6.08. Confidentiality. Uwharrie and Anson each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties. Further, Uwharrie and Anson each agrees that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08.), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by any regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

          In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

          The parties' obligations of confidentiality under this Paragraph 6.08. shall supersede any previous confidentiality agreements between them and shall survive and remain in effect following any termination of this Agreement.

     6.09. Directors' and Officers' Liability Insurance. Uwharrie and Anson agree that, to the extent the same can be purchased at a reasonable cost, then immediately prior to the Closing Date Anson shall purchase "tail" coverage under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy, effective as of the Anson Heritage Merger Effective Time and effective for a period of three (3) years.

                  ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

          a. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions. (i) The Anson Heritage Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the Administrator, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions,
(ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Uwharrie or Anson to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement to Uwharrie or to Anson's shareholders as to render it inadvisable for them to consummate the Anson Heritage Merger; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB, no unwithdrawn objection to the Anson Heritage Merger shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

          b. Adverse Proceedings, Injunction, Etc. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Anson Heritage Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Anson Heritage Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Anson Heritage Merger or any other such transaction; or (iii) any pending or threatened suit, action or proceeding by any person (including any governmental, administrative or regulatory agency) relating to the Anson Heritage Merger or any such other transactions.

          c. Proxy Materials. Anson's Proxy Statement shall have been filed with and cleared by the SEC, and all comments of the SEC on the Proxy Statement shall have been resolved in a satisfactory manner, all as required by and in accordance with the Exchange Act and rules and regulations promulgated thereunder.

          d. Approval by Boards of Directors and Shareholders. The Boards of Directors of Uwharrie and Anson shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Anson shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

          e. Fairness Opinion. Anson's Board of Directors shall have received from Trident a written opinion (the "Fairness Opinion"), dated as of a date within five days preceding the mailing of the Proxy Statement to Anson's shareholders in connection with the Shareholder Meeting, to the effect that the terms of the Anson Heritage Merger are fair, from a financial point of view, to Anson and its shareholders; and, Trident shall have delivered a letter to Anson's Board of Directors, dated as of a date within five days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Anson Heritage Merger are fair, from a financial point of view, to Anson and its shareholders.

          f. No Termination or Abandonment. This Agreement shall not have been terminated by any party hereto.

          g. Articles of Merger. Articles of Anson Heritage Merger and Uwharrie Merger in the form described in Paragraph 1.07. above shall have been duly executed by the appropriate parties as provided in that Paragraph.

     7.02. Additional Conditions to Anson's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Anson's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

          a. Compliance with Laws. Uwharrie shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Uwharrie and its consolidated subsidiaries considered as one enterprise.

          b. Uwharrie's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Anson as provided in Paragraph 11.03. below, each of the representations and warranties of Uwharrie contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Uwharrie and its consolidated subsidiaries considered as one enterprise, and
(ii) as otherwise contemplated by this Agreement; and Uwharrie shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

               Anson shall have received a certificate dated as of the Closing Date and executed by Uwharrie's President to the foregoing effect.

          c. Legal Opinion of Uwharrie Counsel. Anson shall have received from Uwharrie's legal counsel, Anthony Gaeta, Jr., P.A., a written opinion dated as of the Closing Date and substantially in the form of Schedule B attached hereto or otherwise in form and substance reasonably satisfactory to Anson.

          d. Other Documents and Information from Uwharrie. Uwharrie shall have provided to Anson correct and complete copies of its Bylaws, Articles of Incorporation and board resolutions (all certified by Uwharrie's Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Anson or its counsel.

          e. Acceptance by Anson's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Anson's legal counsel.

     7.03. Additional Conditions to Uwharrie's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Uwharrie's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

          a. Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Anson or the Bank, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, excluding changes in laws or regulations or interest rates generally affecting financial institutions or required changes in accounting methods.

          b. Compliance with Laws. Anson and the Bank shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Anson.

          c. Anson's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Uwharrie as provided in Paragraph 11.03. below, each of the representations and warranties of Anson contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Anson, and (ii) as otherwise contemplated by this Agreement; and Anson shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

               Uwharrie shall have received a certificate dated as of the Closing Date and executed by Anson's President to the foregoing effect and as to such other matters as may be reasonably requested by Uwharrie.

          d. Legal Opinion of Anson Counsel. Uwharrie shall have received from Anson's legal counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., a written opinion, dated as of the Closing Date and substantially in the form of Schedule C attached hereto or otherwise in form and substance reasonably satisfactory to Uwharrie.

          e. Other Documents and Information from Anson. Anson shall have provided to Uwharrie correct and complete copies of Anson's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Anson's Secretary), together with certificates of the incumbency of Anson's officers and such other closing documents and information as may be reasonably requested by Uwharrie or its counsel.

          f. Acceptance by Uwharrie's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Uwharrie's legal counsel.

          g. Certain Merger Expenses. The aggregate of amounts paid or payable by Anson for legal fees in connection with or related to the Anson Heritage Merger shall not exceed $40,000.

          h. Pension Plan Expenses. (i) Anson and Uwharrie shall have received from First Data Corporation, in writing, a projection (based on then current Plan assets, Plan participants and rate assumptions) of the total amount of additional contributions that will be required to be made to the Anson Pension Plan in order for Plan assets to be sufficient to satisfy total projected liabilities upon final termination of the Plan, and (ii) the aggregate of amounts paid or reasonably projected to be payable by Anson (or by Uwharrie as successor to Anson) after the date of this Agreement in connection with the termination of the Anson Pension Plan (whether by way of underfunding liability, additional Plan contributions or penalties), shall not exceed $200,000, not including any costs associated with W. LeGrand Bennett, Jr.'s employment.

                  ARTICLE VIII.  TERMINATION; BREACH; REMEDIES

     8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Anson), this Agreement may be terminated by the mutual agreement of Uwharrie and Anson. Upon any such mutual termination, all obligations of Uwharrie and Anson hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

     8.02. Unilateral Termination. This Agreement may be terminated by either Uwharrie or Anson (whether before or after approval hereof by Anson's shareholders) upon written notice to the other parties and under the circumstances described below.

          a. Termination by Uwharrie. This Agreement may be terminated by Uwharrie by action of its Board of Directors or Executive Committee:

          (i) if Anson shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

          (ii) if Uwharrie determines at any time that any of Anson's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development, or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause, any such representations or warranties to become false or misleading in any material respect;

          (iii) if Anson's shareholders do not ratify and approve this Agreement and approve the Anson Heritage Merger at the Shareholder Meeting, or if the Shareholder Meeting is not held on or before December 1, 1999, unless such failure to ratify and approve, or to hold the Shareholder Meeting by that date, results from Uwharrie's failure to satisfy its obligations under Paragraph 6.02. above to provide information for inclusion in the Proxy Statement;

          (iv) under the circumstances described in Paragraph 6.06. above or Paragraph 11.01. below; or,

          (v) if any of the conditions of the obligations of Uwharrie (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by Uwharrie, or if the Anson Heritage Merger shall not have become effective, on or before January 31, 2000, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

          However, before Uwharrie may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Anson as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Uwharrie shall not become effective if, within thirty (30) days following the giving of such notice, Anson shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Uwharrie.

          b. Termination by Anson. This Agreement may be terminated by Anson by action of its Board of Directors:

          (i) if Uwharrie shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

          (ii) if Anson determines that any of Uwharrie's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause, any such representations or warranties to become false or misleading in any material respect;

          (iii) if its shareholders do not ratify and approve this Agreement and approve the Anson Heritage Merger at the Shareholder Meeting, or if the Shareholder Meeting is not held on or before December 1, 1999, unless such failure to ratify and approve, or to hold the Shareholder Meeting by that date, results from Anson's failure to satisfy its obligations contained in Paragraphs 4.01.a., 4.01.b. or 6.02. above; or,

          (iv) if any of the conditions of the obligations of Anson (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Anson, or if the Merger shall not have become effective, on or before January 31, 2000, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

          However, before Anson may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to Uwharrie as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Anson shall not become effective if, within thirty (30) days following the giving of such notice, Uwharrie shall cure such breach, default or violation or satisfy such condition the reasonable satisfaction of Anson.

     8.03. Breach; Remedies. Except as otherwise provided below, (i) in the event of a material breach by Anson of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or a violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then (subject to Anson's limited right to notice of default and opportunity to cure provided in Paragraph 8.02.a. above)

Uwharrie's sole right and remedy shall be to terminate this Agreement prior to the Anson Heritage Merger Effective Time as provided in Paragraph 8.02.a. above, or, in the case of a failure to perform or a violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Uwharrie, then Anson shall be obligated to reimburse Uwharrie for up to (but not more than) $100,000 in expenses described in Paragraph 6.04. which actually have been incurred by it and Anson will be required to pay Uwharrie $200,000 as liquidated damages in full compensation of all other harm suffered by Uwharrie as a result of such termination.

          Likewise, and except as otherwise provided below, (i) in the event of a material breach by Uwharrie of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or a violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then (subject to Uwharrie's limited right to notice of default and opportunity to cure provided in Paragraph 8.02.b. above) Anson's sole right and remedy shall be to terminate this Agreement prior to the Anson Heritage Merger Effective Time as provided in Paragraph 8.02.b. above, or, in the case of a failure to perform or a violation of any obligations, agreements or covenants, to seek specific performance thereof; and, (ii) in the event of any such termination of this Agreement by Anson, then Uwharrie shall be obligated to reimburse Anson for up to (but not more than) $100,000 in expenses described in Paragraph 6.04. which actually have been incurred by it and Uwharrie will be required to pay Anson $200,000 as liquidated damages in full compensation of all other harm suffered by Anson as a result of such termination.

          Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04., together with other damages recoverable at law or in equity.


                          ARTICLE IX.  INDEMNIFICATION

     9.01. Indemnification. From and after the Anson Heritage Merger Effective Time through the third anniversary of the Anson Heritage Merger Effective Time, Uwharrie shall indemnify and hold harmless each present and former director, officer and employee of Anson and the Bank determined as of the Anson Heritage Merger Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Anson Heritage Merger Effective Time, whether asserted or claimed prior to, at or after the Anson Heritage Merger Effective Time, to the fullest extent to which such Indemnified Parties were entitled under North Carolina law and Anson and the Bank's Articles of Incorporation and Bylaws as in effect on the date hereof.

     Any Indemnified Party wishing to claim indemnification under this Section 9.01., upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Uwharrie, but the failure to so notify shall not relieve Uwharrie or any liability it may have to such Indemnified Party if such failure does not materially prejudice Uwharrie. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Anson Heritage Merger Effective Time), (i) Uwharrie shall have the right to assume the defense thereof and Uwharrie shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Uwharrie elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Uwharrie and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Uwharrie, and Uwharrie shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Uwharrie shall not be liable for any settlement effected without its prior written consent.

     In the event that Uwharrie or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 9.01., which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties and his or her heirs and representatives.


             ARTICLE X.  INDIVIDUAL AGREEMENTS OF ANSON'S DIRECTORS

     By their execution of this Agreement in their individual capacity, each of Anson's directors individually makes the following agreements with Uwharrie but, except as to the agreements contained in this Article X, shall not, for any other purpose or in any other respect, be deemed parties to this Agreement.

     10.01. Actions as a Director. As a director of Anson, unless there has been a material change in circumstances since the date of this Agreement or for any reason it would, in such director's reasonable opinion, violate his fiduciary duty or obligations as a director to Anson or to its shareholders, he will: (i) recommend to Anson's shareholders that they vote their shares in favor of ratification and approval of the Agreement and approval of the Anson Heritage Merger described therein; (ii) vote against any action on the part of Anson that would be in violation of the Agreement; and (iii) vote in favor of any action on the part of Anson that is necessary or appropriate to carry out the intent and purposes or the Agreement.

     10.02. Actions as an Individual. Individually, each director of Anson will: (i) at the

Shareholder Meeting, vote all shares of Anson's common stock which he has the power to vote in favor of ratification and approval of this Agreement and approval of the Anson Heritage Merger described herein; and (ii) during a period commencing on the effective date of this Agreement and ending one year following the Anson Heritage Merger Effective Time (the "Restriction Period"), he will not "Compete" (as defined below), directly or indirectly, with Anson, the Bank or Uwharrie in the geographic area consisting of Anson County, North Carolina (the "Relevant Market") so long as each director continues to serve as a director of the Bank during such one-year period. Each Anson director hereby acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Uwharrie's economic interest to be acquired in connection with the Anson Heritage Merger.

     10.03. Definitions. For the purposes of Paragraph 10.02 above, the following terms shall have the meanings set forth below:

          a. Compete. The term "Compete" means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) soliciting any Person residing in the Relevant Market to purchase an insurance policy from or through any insurance agent or agency other than Anson, the Bank or Uwharrie; (iv) inducing or attempting to induce any Person who is or was a Customer of Anson or the Bank at or prior to the Anson Heritage Merger Effective Time, or who is a Customer of Uwharrie after the Anson Heritage Merger Effective Time, to change any depository, loan and/or other banking relationship of the Customer from Anson or Uwharrie to another Financial Institution; (v) acting as a consultant, officer, director (including an advisory or "local" director), independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; (vi) acting as an advisory or "local" director for any Financial Institution with respect to a branch office located in the Relevant Market; or (vii) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who is or was a Customer of Anson or the Bank at or prior to the Anson Heritage Merger Effective Time, or who is a Customer of Uwharrie after the Anson Heritage Merger Effective Time.

          b. Customer. The terms "Customer of Anson", "Customer of the Bank" and "Customer of Uwharrie" mean any Person with whom Anson, the Bank or Uwharrie, respectively, has a depository, loan, insurance and/or other banking or financial service relationship.

          c. Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than Anson, Uwharrie or one of their affiliated corporations.

          d.   Person.   The term "Person" means any natural person or any
corporation, partnership, proprietorship, joint venture, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.



                     ARTICLE XI.  MISCELLANEOUS PROVISIONS

     11.01. "Previously Disclosed" Information. "Previously Disclosed" shall mean the disclosure of information in a disclosure schedule delivered by either Anson or Uwharrie, as the case may be, not later than the date hereof and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto.

          Information disclosed in a disclosure schedule described above shall be deemed to have been Previously Disclosed for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's disclosure schedule described above and that, in connection with such disclosure, a specific reference is made in the disclosure schedule to that Paragraph, subparagraph or item.

     11.02. Survival of Representations, Warranties, Indemnification and Other Agreements.

          a. Representations, Warranties and Other Agreements. None of the representations, warranties or agreements herein shall survive the effectiveness of the Anson Heritage Merger, and no party shall have any right after the Anson Heritage Merger Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraph 6.08. above shall survive the effectiveness of the Anson Heritage Merger.

          b. Indemnification. Uwharrie's indemnification agreements and obligations pursuant to Paragraph 9.1. above shall become effective only in the event of and following consummation of the Anson Heritage Merger.

     11.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof. No waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

     11.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Anson Heritage Merger Effective Time, and either before or after its approval by the shareholders of Anson by an agreement in writing approved by a majority of the Boards of Directors of Uwharrie and Anson executed in the same manner as this Agreement; provided however, that, except with the further approval of Anson's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Anson no change may be made in the formula for determining the amount of cash to be paid for each share of Anson Stock.

     11.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

     If to Anson or the Bank:               With Copy To:
     Anson Bancorp, Inc.                    Brooks, Pierce,  McLendon, Humphrey,
     211 South Greene Street                  & Leonard, L.L.P.
     Wadesboro, North Carolina  28170       2000 Renaissance Plaza
                                            230 N. Elm Street
                                            Greensboro, North Carolina  27401

     Attention:  Eugene M. Ward, President  Attention:  Jean C. Brooks

     If to Uwharrie:                        With Copy to:
     Uwharrie Capital Corp                  Anthony Gaeta, Jr., P.A.
     134 North First Street                 808 Salem Woods Drive, Suite 201
     Albemarle, North Carolina  28001       Raleigh, North Carolina  27615

     Attention:  Roger L. Dick, President   Attention:  Anthony Gaeta, Jr.


     11.06. Further Assurance. Uwharrie and Anson each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

     11.07. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     11.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

     11.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     11.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

     11.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     11.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

     IN WITNESS WHEREOF, Uwharrie and Anson each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.


                              ANSON BANCORP, INC.



                              By:   /s/ Eugene M. Ward
                                    _________________________________
                                    Eugene M. Ward, President

ATTEST:

/s/ Veda H. Edwards
_______________________________
Veda H. Edwards,  Secretary



                              UWHARRIE CAPITAL CORP

                                    /s/ Roger L. Dick
                                    __________________________________
                              By:   Roger L. Dick, President

ATTEST:

/s/ Tamara M. Singletary
______________________________
Tamara M. Singletary, Secretary

     The undersigned directors of Anson, by their execution of this Agreement in their individual capacities, hereby agree to the provisions of Article X hereof, but, except as to the agreements contained in Article X, shall not, for any other purpose or in any other respect, be deemed parties to this Agreement.

     WITNESS our hands and seals this the date first above written.


     /s/ Preston A. Burns
     _________________________________________________(SEAL)
     Preston A. Burns, Chairman


     /s/ John J. Crawford
     _________________________________________________(SEAL)
     John J. Crawford, Director


     /s/ W. Kenneth Huntley
     _________________________________________________(SEAL)
     W. Kenneth Huntley, Director


     /s/ Emmett S. Patterson
     _________________________________________________(SEAL)
     Emmett S. Patterson, Director


     /s/ John R. Potter
     _________________________________________________(SEAL)
     John R. Potter, Director


     /s/ H. Patrick Taylor
     _________________________________________________(SEAL)
     H. Patrick Taylor, Jr., Director


     /s/ Eugene M. Ward
     _________________________________________________(SEAL)
     Eugene M. Ward, President, Chief Executive Officer and Director

                                                                       EXHIBIT A
                                                                       ---------

                         PLAN OF ANSON HERITAGE MERGER
                                       OF
                              ANSON BANCORP, INC.
                                 WITH AND INTO
                              ANSON HERITAGE, INC.


     PLAN OF ANSON HERITAGE MERGER (the "Plan of Merger"), dated as of the ____ day of ___________, 1999 by and between Anson Bancorp, Inc., a North Carolina corporation ("Anson"), and Anson Heritage, Inc., a North Carolina corporation ("Anson Heritage") and joined in by Uwharrie Capital Corp, a North Carolina corporation ("Uwharrie") on the basis of the following facts:

     1. The authorized capital stock of Anson consists of 20,000,000 shares of common stock, no par value per share ("Anson Common Stock"), of which 585,124 shares are issued and outstanding and 5,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding; and

     2. The authorized capital stock of Anson Heritage, which is wholly-owned by Uwharrie consists of 1,000 shares of common stock, no par value per share (hereinafter called "Anson Heritage Common Stock"), of which 1000 shares are issued and outstanding; and

     3. Anson and Uwharrie have entered into that certain Agreement and Plan of Reorganization and Merger dated as of July __, 1999 (the "Agreement"); and

     4. The Boards of Directors of Anson and Anson Heritage (such corporations being hereinafter sometimes called the "Constituent Corporations") deem it advisable for the mutual benefit of the parties hereto and their respective stockholders that Anson be merged into and with Anson Heritage upon the terms and conditions set forth in this Plan of Merger (the "Merger"), and this Plan of Merger has been approved by the entire Boards of Directors of Anson and Anson
Heritage:

     NOW, THEREFORE, in consideration of the mutual promises and covenants in this Plan of Merger, the parties hereby agree that Anson be merged into and with Anson Heritage which shall survive the Merger, and that the terms and conditions of the Merger, including the manner and basis of making distribution to the stockholders of the Constituent Corporations in extinguishment of and in substitution for shares of the Constituent Corporations, shall be as follows:

                                   ARTICLE I

     The Merger shall be effected in accordance with and have the effect of any and all applicable provisions of North Carolina law. At and after the Effective Time (as defined in Article IV of this Plan of Merger): (i) Anson shall be merged into and with Anson Heritage; (ii) the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of Anson Heritage shall continue in effect and be unimpaired by the Merger; (iii) the separate corporate existence of Anson shall cease; and (iv) Anson Heritage, as the Resulting Corporation shall succeed, without other transfer, to all the rights and property of Anson and shall be subject to all debts and liabilities of Anson in the same manner as if the Resulting Corporation had itself incurred them.

     All rights of creditors and all liens upon the property of each of Anson and Anson Heritage shall be preserved unimpaired by the Merger, provided that such liens upon property of Anson Heritage shall be limited to the property affected thereby immediately prior to the Effective Time. From and after the Effective Time, any action or proceeding by or against Anson may be prosecuted to judgment, which shall bind the Resulting Corporation, or the Resulting Corporation may be proceeded against or substituted in its place.


                                   ARTICLE II

     The location of the home office of the Resulting Corporation shall be:

                             134 North First Street
                         Albemarle, North Carolina 28001


                                  ARTICLE III

     The directors of Anson Heritage holding office at the Effective Time shall continue as the directors of the Resulting Corporation at and after the Effective Time, and shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with law and the Resulting Corporation's Charter and Bylaws.


                                   ARTICLE IV

     The Merger shall become effective (the "Effective Time") upon the filing of Articles of Merger with the North Carolina Secretary of State.

                                   ARTICLE V

     The Charter and Bylaws of Anson Heritage, as in effect immediately prior to the Effective Time, shall be the Charter and Bylaws of the Resulting Corporation until altered, amended or repealed as provided by law.


                                   ARTICLE VI

     The manner and basis of making distribution to the stockholders of the Constituent Corporations in extinguishment of and in substitution for shares of the Constituent Corporations shall be as follows:

     a. Conversion of Anson Stock. At the Effective Time, all rights of Anson's shareholders with respect to all then outstanding shares of Anson Common Stock shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) all such outstanding shares of Anson Common Stock (other than any shares held by shareholders who properly exercise rights of dissent and appraisal) shall be converted, without any action on the part of the holder of such share, Uwharrie, Anson or Anson Heritage into the right to receive $17.50 in cash for each share of Anson Common Stock (the "Anson Merger Consideration").

     At the Effective Time, and without any action by Anson or Uwharrie or any holder thereof, Anson's stock transfer books shall be closed as to holders of Anson Stock immediately prior to the Effective Time and, thereafter, no transfer of Anson Common Stock by any such holder may be made or registered; and the holders of shares of Anson Common Stock shall cease to be, and shall have no further rights as, stockholders of Anson other than as provided herein. Following the Effective Time, certificates representing shares of Anson Common Stock outstanding at the Effective Time ("Anson Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) a check for the amount of cash equal to $17.50 per share of Anson Common Stock, or (ii) in the case of shares of Anson Common Stock held by shareholders who properly exercise "dissenters' rights" pursuant to North Carolina law, cash as provided in Article 13 of the North Carolina Business Corporation Act.

     b. Exchange Procedures. (i) Prior to the Effective Time, Uwharrie shall cause a duly appointed agent (the "Agent") to make payment of the Anson Merger Consideration. At or prior to the Effective Time, Uwharrie shall deposit with the Agent an amount of immediately available funds equal to the aggregate Anson Merger Consideration to be paid hereunder. As promptly as practicable following the Effective Time, the Agent shall mail to each former shareholder of Anson of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering their stock certificates to the Agent. Upon the proper delivery to the Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Anson of his or her Anson Certificates, the Agent shall issue a check in the name of such shareholder for the amount of cash to which such shareholder shall have become entitled and shall deliver the same to such shareholder entitled thereto upon and in exchange for the surrender and delivery to Uwharrie by said individual shareholder of his or her Anson Certificates.
(ii) On any date after six months from the Effective Time, the Agent will return to Uwharrie, at Uwharrie's request, the balance of the funds delivered by Uwharrie to the Agent for payment of the Anson Merger Consideration remaining at such date, except that the Agent may retain those funds necessary to deliver payment of the Anson Merger Consideration to shareholders of Anson who delivered Anson Certificates prior to such date. After such date, Uwharrie rather than the Agent shall be responsible for payment to any shareholder of Anson who has not surrendered his or her Anson Certificates.

     c. Surrender of Certificates. Subject to Paragraph e. below, no Anson Merger Consideration for any Anson Common Stock shall be delivered to any former shareholder of Anson unless and until such shareholder shall have properly surrendered to the Agent the Anson Certificate(s) formerly representing his or her shares of Anson Common Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Uwharrie for that purpose. No dividend or other distribution shall be payable with respect to any shares of Anson Common Stock subsequent to the Effective Time. Uwharrie shall continue to hold the amount payable to each former shareholder of Anson until such amount is claimed by that shareholder in accordance with the above procedures or until such amount is required to be paid or delivered to a public official pursuant to an applicable abandon property, escheat or similar law. Neither Uwharrie nor Anson shall have any obligation to pay any interest on any amount of cash payable to a former shareholder of Anson for any period prior to such payment. Further, and notwithstanding any other provision of the Agreement, neither Uwharrie nor Anson shall be liable to a former holder of Anson Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     d. Dissenters. Any shareholder of Anson who has and properly exercises the right of dissent and appraisal with respect to the Merger in accordance with
Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Anson Common Stock in the manner and pursuant to the procedures provided therein. Shares of Anson Common Stock held by persons who exercise Dissenters Rights shall not be converted into cash as provided in Paragraph a. above. However, if any shareholder of Anson who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Anson Common Stock shall be deemed to have been converted into the right to receive cash as of the Effective Time as provided in Paragraph a. above.

     e. Lost Certificates. Any shareholder of Anson whose certificate evidencing shares of Anson Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive cash to which he or she is entitled in accordance with and upon compliance with conditions imposed by Uwharrie pursuant to the provisions of N.C. Gen. Stat. Section 25-8-405 and N.C. Gen. Stat. Section 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to Uwharrie and the Agent).

     f. Outstanding Stock. The status of the shares of the capital stock of Uwharrie and Anson Heritage which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.


                                  ARTICLE VII

     This Plan of New Sub Merger shall be subject to all those conditions contained in the Agreement including, but not limited to, approval of the Agreement, this Plan of New Sub Merger and the Merger by the North Carolina and federal banking authorities and by the requisite vote of Anson's shareholders.


                                  ARTICLE VIII

     This Plan of New Sub Merger shall terminate automatically upon the termination of the Agreement.


                                   ARTICLE IX

     This Plan of New Sub Merger may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


                                   ARTICLE X

     This Plan of New Sub Merger may be amended at any time by a written instrument signed by the parties hereto.


                                   ARTICLE XI

     This Plan of New Sub Merger shall be governed by and construed in accordance with the laws of North Carolina, except to the extent certain matters may be governed by federal law by reason of preemption.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger on the date above written.


                     ANSON BANCORP, INC.


                     By:   __________________________________________
                           Eugene M. Ward, President


                     By:   __________________________________________
                           _______________________________, Secretary


                     UWHARRIE CAPITAL CORP


                     By:   __________________________________________
                           Roger L. Dick, President


                     By:   __________________________________________
                           _______________________________, Secretary


                     ANSON HERITAGE, INC.


                     By:   __________________________________________
                           Roger L. Dick, President


                     By:   __________________________________________
                           _______________________________, Secretary

                                                                       EXHIBIT B
                                                                       ---------


                             PLAN OF UWHARRIE MERGER
                                        OF
                               ANSON HERITAGE, INC.
                                  WITH AND INTO
                              UWHARRIE CAPITAL CORP


     A. Names of Merging Corporations. The names of the corporations proposed to be merged are ANSON HERITAGE, INC., a North Carolina corporation ("Anson Heritage") and UWHARRIE CAPITAL CORP, a North Carolina corporation ("Uwharrie").

     B. Nature of Transaction. Subject to the provisions of this Plan of Merger, Anson Heritage shall be merged into and with Uwharrie pursuant to NCGS 55-11-04 (the "Merger") and with the effect provided by NCGS 55-11-06.

     C. Name of Surviving Corporation. Uwharrie shall be the surviving corporation in the Merger and shall exist under the name "Uwharrie Capital Corp."

     D.   Terms and Conditions of the Merger.

          1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger dated as of _______, 1999, by and among Anson Bancorp, Inc. ("Anson") NewCorp, Inc. ("NewCorp") and Uwharrie Capital Corp ("Uwharrie") (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into Uwharrie, at the effective time of the Merger (the "Effective Time") the separate corporate existence of Anson Heritage shall cease and the corporate existence of Uwharrie shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

          2. At the Effective Time and by reason of the Merger, all of Anson Heritage's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Anson Heritage, whether tangible or intangible) shall be transferred to and vest in Uwharrie, and Uwharrie shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Anson Heritage, all without any conveyance, assignment or further act or deed; and, Uwharrie shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Anson Heritage as of the Effective Time.

          3. The Articles of Incorporation and Bylaws of Uwharrie in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Uwharrie as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time until amended in accordance with applicable laws. The officers and directors of Uwharrie in office at the Effective Time shall continue to hold such offices as the officers and directors of Uwharrie as the surviving corporation until removed as provided by law or until their respective successors have been elected or appointed.

     E.   Conversion of Shares.

          1. The shares of capital stock of Uwharrie outstanding immediately prior to the Effective Time shall constitute the only outstanding shares of the surviving corporation at and after the Effective Time.

          2. At the Effective Time, by virtue of the Merger and without any action on the part of Uwharrie or Anson Heritage, each share of the common stock of Anson Heritage, no par value per share, issued and outstanding at the Effective Time shall be canceled.

     F. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger on the date above written.

                      UWHARRIE CAPITAL CORP


                      By:  ___________________________________
                           Roger L. Dick, President


                      By:  ___________________________________
                           ________________________, Secretary


                      ANSON HERITAGE, INC.


                      By:  ___________________________________
                           Roger L. Dick, President


                      By:  ___________________________________
                           ________________________, Secretary

                                                                       EXHIBIT C

                 Form of Legal Opinion of Counsel for Uwharrie
                 ---------------------------------------------


                              _____________, 1999

The Board of Directors
Anson Bancorp, Inc.
211 South Greene Street
Wadesboro, North Carolina 28170

Gentlemen:

We have acted as special counsel to Uwharrie Capital Corp ("Uwharrie"), a North Carolina corporation, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated _________, 1999, by and among Uwharrie, Anson Bancorp, Inc. ("Anson") and Anson Heritage, Inc. ("Anson Heritage") (the "Agreement", including the Plan of Anson Heritage Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, Anson is proposed to be merged into and with Anson Heritage, a newly formed subsidiary of Uwharrie and immediately thereafter, Anson Heritage is to be merged into Uwharrie (the "Merger") and each of the outstanding shares of Anson's common stock will be converted into the right to receive a cash payment from Uwharrie of $17.50 per share. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

As counsel to Uwharrie, we have examined originals or copies of Uwharrie's Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the proxy statement filed by Anson with the Securities and Exchange Commission ("SEC") (the "Proxy Statement"), a Certificate of Existence of the North Carolina Secretary of State dated __________, 199__, as to Uwharrie, certificates and written statements of officers and agents of Uwharrie, and such other documents and records of Uwharrie as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that:

     1. Uwharrie (i) is duly organized and incorporated and validly existing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Uwharrie, and, (iv) to our Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Uwharrie.

     2. (i) Uwharrie has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings required to be taken to authorize Uwharrie to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement constitutes the valid and binding agreement of Uwharrie enforceable in accordance with its terms.

     3. Except where the same would not have a material adverse effect on Uwharrie, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Uwharrie with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Uwharrie's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Uwharrie is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Uwharrie's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of Uwharrie; or, (v) to our Actual Knowledge, interfere with or otherwise adversely affect Uwharrie's ability to carry on its business as presently conducted.

     4. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Uwharrie's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of Uwharrie's Board of Directors and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

     5. All Regulatory Approvals required to be obtained by Uwharrie for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on Uwharrie in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by Uwharrie for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

     6. (i) To our Actual Knowledge, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to our Actual Knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Uwharrie or any of its properties or assets which, if determined adversely, could result in liability on the part of Uwharrie for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on or Uwharrie's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of Uwharrie to consummate the Merger; and

          (ii) to our Actual Knowledge, Uwharrie is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the Federal Reserve Board or the North Carolina Banking Commission) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Uwharrie which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Uwharrie; and, Uwharrie has not been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     7. When Articles of Merger have been duly executed by Uwharrie and have been filed with the North Carolina Secretary of State in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

Additionally, we have reviewed the Proxy Statement and have considered the matters regarding Uwharrie contained therein, and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Uwharrie) nothing has come to our attention which would lead us to believe that the Proxy Statement, at the time it was distributed to Anson's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Proxy Statement regarding Anson or regarding any of Uwharrie's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, we have assumed, without independent verification, that:

     a. Anson is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina and all other applicable laws to which it is subject. Anson has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Anson in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Anson;

     b. Other than persons executing documents on behalf of Uwharrie, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

     c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

     d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

     e. Anson has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Anson, Uwharrie and the transactions described in the Agreement.

     f. All certificates of public officials have been properly given and are accurate and complete; and

     g. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

     a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

     b. As used in any paragraph of this letter, the phrase "Actual Knowledge" refers to the actual, conscious awareness of information by members of this firm who have been involved in the representations of Uwharrie in connection with the Merger.

     c. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

     d. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

     e. These opinions are delivered to you pursuant to Section 7.02.c. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

     f. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                  Yours truly,

                                  ANTHONY GAETA, JR., P.A.



                                  Anthony Gaeta, Jr.

                                                                       EXHIBIT D
                                                                       ---------
                   Form of Legal Opinion of Counsel for Anson
                   ------------------------------------------



                              _____________, 1999

The Board of Directors
Uwharrie Capital Corp
134 North First Street
Albemarle, North Carolina 28001

Gentlemen:

We have acted as special counsel to Anson Bancorp, Inc. ("Anson"), a North Carolina corporation, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated _________, 1999, by and among Anson, Uwharrie Capital Corp ("Uwharrie") and Anson Heritage, Inc. ("Anson Heritage") (the "Agreement"), including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, Anson is proposed to be merged into and with Uwharrie (the "Merger") and each of the outstanding shares of Anson's common stock will be converted into the right to receive a cash payment from Uwharrie of $17.50. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

As counsel to Anson, we have examined originals or copies of Anson's Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the Proxy Statement filed by Anson with the Securities and Exchange Commission (the "SEC"), certificates and written statements of officers and agents of Anson, Certificates of Existence of the North Carolina Secretary of State dated ___________, 1999, as to Anson and its wholly-owned subsidiary, Anson Savings Bank, Inc. (the "Subsidiary"), and such other documents and records of Anson as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

Subject to the qualifications and limitations set forth herein, and except as set forth in the Agreement or as Previously Disclosed by Anson to Uwharrie in connection therewith, we are of the opinion that:

     1. Anson and the Subsidiary each (i) is duly organized and incorporated and validly existing (as a business corporation and savings bank, respectively) under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its respective business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Anson; and, (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Anson.

     2. Anson's authorized capital stock consists of 20,000,000 shares of common stock, no par value per share ("Anson Stock"), of which ________________ shares are issued and outstanding and 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. The Subsidiary's authorized capital stock consists of _______ shares of common stock, $_____ par value per share ("Subsidiary Stock"), of which _______ shares are issued and outstanding and constitutes the Subsidiary's only outstanding securities. The outstanding shares of Subsidiary Stock are owned of record and, to our Actual Knowledge, beneficially by Anson.

     Each outstanding share of Anson Stock and Subsidiary Stock, respectively,
(i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the registration requirements under the Securities Act of 1933, as amended, or an applicable exemption therefrom.

     3. The Subsidiary is a wholly-owned subsidiary of Anson. Otherwise, neither Anson nor the Subsidiary has any subsidiary (direct or indirect).

     4. Neither Anson nor the Subsidiary has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Anson Stock or Subsidiary Stock or any other securities of Anson or the Subsidiary, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Anson Stock or Subsidiary Stock or any other securities of Anson or the Subsidiary, or (iii) plan, agreement or other arrangement pursuant to which shares of Anson Stock or Subsidiary Stock or any other securities of Anson or the Subsidiary, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     5. (i) Anson has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings and approvals required to authorize Anson to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and (iii) the Agreement constitutes the valid and binding agreement of Anson enforceable in accordance with its terms.

     6. Except where the same would not have a material adverse effect on Anson, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Anson with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Anson's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Anson or the Subsidiary is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Anson's or the Subsidiary's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of Anson or the Subsidiary; or, (v) to our Actual Knowledge, interfere with or otherwise adversely affect Anson's or the Subsidiary's ability to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of Uwharrie to carry on such business after the Effective Time.

     7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Anson's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of Anson's Board of Directors and shareholders and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

     8. The Agreement has been duly and validly approved by Anson's Board of Directors and shareholders to the extent and in the manner required by applicable law, and the Agreement has been executed and delivered on Anson's behalf.

     9. All Regulatory Approvals required to be obtained by Anson for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on Anson in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by Anson for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

     10. (i) To our Actual Knowledge, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Anson or the Subsidiary or any of their properties or assets which, if determined adversely, could result in liability on the part of Anson or the Subsidiary for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Anson's or the Subsidiary's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of Anson to consummate the Merger; and

          (ii) to our Actual Knowledge, neither Anson nor the Subsidiary is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the Federal Reserve Board, the FDIC or the North Carolina Savings Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Anson or the Subsidiary which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Anson or the Subsidiary; and, neither Anson nor the Subsidiary has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     11. When Articles of Merger have been duly executed by Anson Heritage and have been filed with the North Carolina Secretary of State in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

Additionally, we have reviewed the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Anson) nothing has come to our attention which would lead us to believe that the Proxy Statement, at the time it was distributed to Anson's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Proxy Statement regarding Uwharrie or regarding any of Anson's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

     a. Uwharrie is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina and all other applicable laws to which it is subject. Uwharrie has the full power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Uwharrie in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Uwharrie;

     b. Other than persons executing documents on behalf of Anson, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

     c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein (other than persons executing any document or instrument on behalf of Anson) had and continue to have legal competency to do so and to become legally bound thereby;

     d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

     e. Uwharrie has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Anson, Uwharrie and the transactions described in the Agreement.

     f. All certificates of public officials have been properly given and are accurate and complete; and

     g. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

     a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

     b. As used in any paragraph of this letter, the phrase "Actual Knowledge" refers to the actual, conscious awareness of information by members of this firm who have been involved in the representation of Anson in connection with the Merger.

     c. In giving our opinion set forth in Paragraph 1(i) above, we have relied solely upon the Certificates of Existence.

     d. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

     e. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

     f. These opinions are delivered to you pursuant to Section 7.03.d. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

     g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                      Yours truly,

                      BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L. L. P.

                                                                       Exhibit E
                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT ("Option Agreement"), dated as of _________, 1999 by and between Anson Bancorp, Inc., Wadesboro, North Carolina, a North Carolina corporation ("Anson") and Uwharrie Capital Corp, Albemarle, North Carolina, a North Carolina corporation ("Uwharrie").

BACKGROUND
----------

     A. The Boards of Directors of Anson and Uwharrie have approved an Agreement and Plan of Reorganization and Merger dated of even date herewith (the "Agreement") providing for a transaction whereby all of the outstanding shares of Anson's common stock would be acquired for cash upon terms and conditions of the Agreement.

     B. To induce Uwharrie to enter into the Agreement, Anson has agreed to grant to Uwharrie an option to purchase 111,173 shares (the "Shares") of the common stock of Anson ("Option").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms defined in the Agreement and used in this Option Agreement shall have the same meanings as in the Agreement.

     2.   Grant of Option.

          (a) Subject to the terms and conditions set forth in this Option Agreement, Anson hereby grants to Uwharrie the Option at a price of $18.50 per share of Anson Stock payable in cash as provided in
               Section 4 hereof.

          (b) If at any time the outstanding shares of Anson Stock are changed into a different number of shares or a different class by reason of any reclassification, capitalization, split-up, combination, exchange of shares or readjustment or if a stock dividend thereon is declared, then the number of shares of Anson subject to the Option and the per share consideration to be paid by Uwharrie upon exercise of the Option shall be appropriately adjusted.

     3.   Exercise of Option.

          (a) Uwharrie may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force or effect upon the earliest to occur of (i) the Anson Heritage Merger Effective Time or (ii) termination of the Agreement in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a breach by Anson of any covenant contained therein) or (iii) six months after termination of the Agreement if such termination follows the occurrence of a Purchase Event or is due to a breach by Anson of any covenant contained therein. Any such exercise shall be subject to compliance with applicable provisions of law.

     (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Anson, without having received Uwharrie's prior written consent, shall have entered into an agreement with any person, whereby such person would (x) merger or consolidate, or enter into any similar transaction, with Anson, (y) purchase, lease or otherwise acquire all or substantially all of the assets of Anson, or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Anson.

          (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Anson Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder);

          (iii) a "change of control" (as would be required to be reported in response to Item 5(f) of Schedule 14A or Regulation 14A promulgated under the Exchange Act) of Anson occurs; or

          (iv) any person (x) shall have made a bona fide proposal to Anson by public announcement or written communication that is or becomes the subject of public disclosure to acquire Anson or any Anson Subsidiary by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, (y) shall have commenced a bona fide tender or exchange offer to purchase shares of Anson Stock such that upon consummation of such offer such person would own or control 20% or more of the outstanding shares of Anson, or (z) shall have filed an application or notice with any federal or state regulatory agency for clearance or approval to engage in any transaction described in clause (i) or (ii) above, and thereafter the holders of Anson Stock shall have not approved the Agreement and the transactions contemplated thereby at the meeting of such stockholders held for such purpose or such meeting shall have not been held or shall have been canceled prior to termination of the Agreement.

          If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed cotinuing for all purposes under this Option Agreement until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Uwharrie wishes to exercise this Option, it shall send to Anson a written notice (the date of which shall be the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Uwharrie shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

     4.   Payment and Delivery of Certificates.

          (a) At the closing referred to in Section 3 hereof, Uwharrie shall pay to Anson the aggregate purchase price for the Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Anson.

          (b) At such closing, simultaneously with the delivery of cash as provided in Section 4(a), Anson shall deliver Uwharrie a certificate representing the number of shares of Anson Stock purchased by Uwharrie.

     5. Regulatory Filings. Anson and Uwharrie agree to file with state and federal governmental bodies and authorities (including without limitation the North Carolina Banking Commission and the Federal Reserve Board) all required applications, notifications and report forms and other documents required to be filed under any applicable law, rule or regulation, to permit the purchase contemplated by this Agreement (collectively, "Regulatory Filings"). Anson agrees to cooperate fully with Uwharrie in connection with the preparation of any Regulatory Filing. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any Regulatory Filing shall be borne and paid by Anson. Anson shall indemnify and hold harmless Uwharrie, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, omissions or alleged omissions from, each Regulatory Filing, other than statements or omissions made in reliance on and in conformity with information provided in writing by Uwharrie included in such Regulatory Filing.

     6.   Representations and Warranties.

          Anson represents, warrants and covenants to Uwharrie as follows:

          (a) Shares. The Shares, when delivered to Uwharrie upon exercise of the Option, will be duly authorized, valid issued, fully paid, nonassessable, free of preemptive rights, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

          (b) Authority. Anson has full right, power and authority to execute and deliver this Option Agreement, to grant the Option and to sell, assign, transfer and deliver the Shares to Uwharrie upon exercise of the Option.

          (c) Binding Obligation. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Anson. This Option Agreement has been duly executed and delivered by Anson and constitutes the legal, valid and binding obligation of Anson, enforceable against Anson in accordance with its terms.

          (d) Absence of Conflicting Agreements. The execution, delivery and performance of this Option Agreement will not (i) conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, ordinance, regulation or ruling of any court or governmental authority, or under any contract or agreement to which Anson is a party or by which Anson may be bound, or (ii) create a lien, charge, claim or encumbrance upon the Shares.

          (e) Consents. No consent, approval, permit or authorization of, or filing with any governmental authority or any third party is required to consummate this Option Agreement and the transactions contemplated hereby.

          (f) Claims and Legal Actions. There is no claim, liability, legal action, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Anson, threatened against Anson which could adversely affect the Shares, nor does Anson know or have reason to be aware of any basis for the same.

          (g) Reservation of Shares. Anson has taken all necessary corporate action to reserve from the authorized and unissued shares of Anson Stock to issue, upon exercise of the Option, all of the Shares. At all times from the date hereof until such time as the Option is no longer exercisable, Anson will reserve for issuance, upon exercise of the Option, the number of shares of Anson Stock equal to the number of Shares for which the Option is then exercisable.

     7. Severability. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Anson Stock as provided in Section 2 hereof, it is the express intention of Anson to allow the holder to acquire such lesser number as may be permissible, without any amendment or modification hereof.

     8. Additional Documents. Anson will, upon request of Uwharrie, promptly execute and deliver all additional documents reasonably deemed by Uwharrie to be necessary, appropriate or desirable to complete and evidence any sale, assignment or transfer of the Shares pursuant to this Option Agreement and to vest in Uwharrie good, valid and marketable title to the Shares so transferred.

     9.   Miscellaneous.

          (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their responsible heirs, successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

          (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, provided, however, that Uwharrie's rights and obligations under the Option Agreement and the Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of Uwharrie under the Agreement.

          (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as provided in the Agreement. A party may change its address for notice purposes by written notice to the other party hereto.

          (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Specific Performance. The parties agree that damages would be an inadequate remedy for breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

          (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such state, except to the extent that federal laws may be applicable.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement duly authorized by their respective Boards of Directors.


                              ANSON BANCORP, INC.



                              By:   ____________________________
                                    Eugene M. Ward, President

ATTEST:

____________________________
Velda H. Edwards, Secretary



                              UWHARRIE CAPITAL CORP



                              By:  ____________________________
                                   Roger L. Dick, President

ATTEST:

____________________________
________________, Secretary

                                  APPENDIX B


       PROVISIONS OF NORTH CAROLINA BUSINESS CORPORATION ACT REGARDING
                              DISSENTERS' RIGHTS

Article 13.  Dissenters' Rights
Part I.  Right to Dissent and Obtain Payment for Shares.

(S)55-13-01.  Definitions.

     In this Article:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.


(S)55-13-02.  Right to dissent.

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization.

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

          (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

          (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

               (a)  Cash;
               (b) Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or
               (c) A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

(S)55-13-03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder.

Part 2.  Procedure for Exercise of Dissenters' Rights.

(S)55-13-20.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.G. 55-13-02 unless he voted for such corporate action.


(S)55-13-21.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.


(S)55-13-22.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholder's meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)  Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5)  Be accompanied by a copy of this Article.

(S)55-13-23.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

(S)55-13-24.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


(S)55-13-25.  Payment.

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b)  The payment shall be accompanied by:

          (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2) An explanation of how the corporation estimated the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5)  A copy of this Article.


(S)55-13-26.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.


(S)55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2)  The corporation fails to make payment under G.S. 55-13-25; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

Part 3.  Judicial Appraisal of Shares.

(S)55-13-30.  Court action.

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28, by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b)  Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of the State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

(S)55-13-31.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for these services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                Form of Opinion

Board of Directors
Anson Bancorp, Inc.
211 South Greene Street
Wadesboro, North Carolina 28170

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of common stock (the "Anson Common Stock") of Anson Bancorp, Inc., ("Anson") of the consideration to be received by such shareholders in a merger (the "Merger") of Anson with Uwharrie Capital Corporation, Albemarle, North Carolina ("Uwharrie"), pursuant to the Agreement and Plan of Reorganization and Merger dated August 3, 1999 (the "Agreement"). Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

     As more specifically set forth in the Agreement, and subject to a number of conditions and procedures described in the Agreement, in the Merger each of the issued and outstanding shares of Anson Common Stock shall be exchanged for $17.30 of cash.

     Trident Securities ("Trident"), a division of McDonald Investments, Inc., is a financial consulting and investment banking firm experienced in the valuation of business enterprises with considerable experience in the valuation of thrift institutions. In the past, Trident and has provided financial advisory services for Anson, including assisting Anson with its mutual to stock conversion in June, 1998, and has received fees for the rendering of these services. In addition, in the ordinary course of our business we may trade the securities of Anson or Uwharrie for our own account and for the accounts of our customers and, accordingly, may at any one time hold a long or short position in such securities. Trident is not affiliated with Uwharrie or Anson.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning Anson, including the audited financial statements for each year in the three year period ended June 30, 1999 (iii) certain other internal information, primarily financial in nature, concerning the business and operations of Anson furnished to us by Anson for purposes of our analysis; (iv) information with respect to the trading market for Anson Common Stock; (v) certain publicly available information with respect to other companies that we believe to be comparable to Anson and the trading markets for such other companies' securities; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We

Board of Directors
August 3, 1999
Page 2


have also met with certain officers and employees of Anson to discuss the business and prospects of Anson, as well as other matters we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available, and we have assumed and relied upon the representations and warranties of Anson and Uwharrie contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of Anson nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received and does not address Anson's underlying business decision to effect the Merger or any other terms of the Merger.

     We have acted as financial advisor to Anson in connection with the Merger and will receive from Anson a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as Anson's agreement to indemnify us under certain circumstances.

     It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of Anson and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Anson as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger.

Board of Directors
August 3, 1999
Page 3


     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Anson.

                                       Very truly yours,



                                       TRIDENT SECURITIES,
                                       a division of McDonald Investments, Inc.

[X]  PLEASE MARK VOTES             REVOCABLE PROXY
     AS IN THIS EXAMPLE            ANSON BANCORP, INC.

     ANNUAL MEETING OF STOCKHOLDERS
     NOVEMBER 30, 1999
       10:00 a.m.

     The undersigned hereby appoints the official proxy committee consisting of all the members of the Board of Directors of Anson Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the office of the Company, 211 South Greene Street, Wadesboro, North Carolina, on November 30, 1999, at 10:00 a.m. and at any and all adjournments thereof, as follows:



                                                                  --------------
     Please be sure to sign and date this Proxy in the box below.     Date
--------------------------------------------------------------------------------


---- Stockholder sign above ---------Co-holder (if any) sign above ------------

                                                For   Against      Abstain
1.   The approval of the Agreement and Plan    ----- --------  ----------------
     of Reorganization and Merger dated August
     3, 1999 by and between Uwharrie           ----- --------  ----------------
     Capital Corp and Anson Bancorp, Inc.

                                                For   Withhold   For All Except
2.   The approval of the election of the       ----- ---------- ----------------
     following named directors:
                                               ----- ---------- ----------------

Preston A. Burns, John J. Crawford, W. Kenneth Huntley, Emmett S. Patterson, John R. Potter, H. Patrick Taylor, Jr. and Eugene M. Ward who will serve as directors of the Company until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                For   Against      Abstain
3.   The ratification of Faulkner &            ----- ---------- ----------------
     Thompson, P.A. as the independent
     auditor of the Company for the year       ----- ---------- ----------------
     ending June 30, 2000.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.


     If a proxy is returned and no instructions are given, the proxy will be voted (1) for approval of the Agreement and Plan of Reorganization and Merger;
          ---
(2) for the nominees for election to the Board of Directors named on this
    ---
Revocable Proxy; and (3) for the ratification of Faulkner & Thompson, P.A. as
                         ---
the independent auditor for the Company for the 2000 fiscal year. If instructions are given with respect to one but not all proposals, such instructions as are given will be followed and the proxy will be voted for the
                                                                       ---
proposal on which no instructions are given.


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              ANSON BANCORP, INC.
--------------------------------------------------------------------------------
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated October 22, 1999.
     Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------